Exhibit 10.8

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This MEMBERSHIP INTEREST PURCHASE AGREEMENT (“Agreement”) is made and entered into this 4th day of December, 2015, by and between MVP Minneapolis Orpheum Lots, LLC, a Minnesota limited liability company (the “Buyer”) on one hand, and Minneapolis Parking Venture LLC, a Delaware limited liability company (“Seller”, and Buyer and Seller are collectively referred to as the “Parties”).

W I T N E S S E T H:

WHEREAS, Seller owns one hundred percent (100%) of the outstanding ownership interests (the “Membership Interests”) in Minneapolis Venture LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, the Company owns those certain tracts or parcels of land commonly referred to as (i) the Orpheum Block consisting of approximately 90,658 square feet located at 1014 and 1022 Hennepin Avenue South and 1021 and 1025 Hawthorne Avenue, and (ii) the Ramada Block consisting of approximately 107,952 square feet located at 1001 Curry Avenue North and 1001  1⁄2 Curry Avenue North and 41 Tenth Street North, all in the City of Minneapolis, County of Hennepin, State of Minnesota, and legally described on Exhibit A attached hereto, together with all easements, leases, contracts, tenements, hereditaments, appurtenances and fixtures belonging thereto including any pay stations or canopies located thereon (collectively, the “Property”); and

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, all of the outstanding Membership Interests of the Company, upon the terms and subject to the conditions herein set forth; and

WHEREAS, this Agreement sets forth the terms and conditions to which the Parties have agreed.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I

Purchase and Sale of the Membership Interests

Section 1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall purchase from the Seller and the Seller shall sell, transfer and assign, convey and deliver to the Buyer, free and clear of all liens, claims, security interests and encumbrances, the Membership Interests.

Section 1.2 Purchase Price.

(a) On the terms and subject to the conditions of this Agreement, the purchase price for the Membership Interests shall be Fifteen Million Four Hundred Ninety Five Thousand Dollars ($15,495,000.00) (the “Purchase Price”), The Purchase Price, less the “Earnest Money Deposit” (as defined Section 1.2(b) below), and as adjusted by the credits and prorations described below, shall be payable to Seller through Escrow Agent at the “Closing” (as defined in Section 2.1, below).

(b) Within two (2) business days of the Effective Date of this Agreement (defined in Section 9.12 herein), Buyer shall deposit in escrow with First American Title Insurance Company, National Commercial Services, (the “Escrow Agent” and sometimes referred to herein as “Title Company”) at 801 Nicollet Mall, Suite 1900, Minneapolis, MN 55402, Attention: Nicole Haapala, an earnest money deposit of One Million and no/100 Dollars ($1,000,000.00) (hereinafter sometimes referred to as the “Earnest Money Deposit”). Buyer may, at its option, and at its expense, direct the Title Company to invest the Earnest Money Deposit in an interest bearing account designated by Buyer. The Earnest Money Deposit shall be held in escrow to be applied against the Purchase Price at Closing or as otherwise provided for by this Agreement. All references herein to the “Earnest Money Deposit” shall include any and all interest accrued thereon. The Title Company shall make disbursements of the Earnest Money Deposit in accordance with this Agreement and in reliance upon written directions of Buyer and Seller.

(c) The sole duties of the Title Company shall be those described herein, and the Title Company shall be under no obligation to determine whether the other parties hereto are complying with any requirements of law or the terms and conditions of any other agreements among said parties. The Title Company may conclusively rely upon and shall be protected in acting upon any notice, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, consistent with reasonable due diligence on the Title Company’s part. The Title Company may seek the advice of counsel with respect to any issue concerning the interpretation of its duties hereunder. Buyer and Seller hereby acknowledge such fact and indemnify and hold harmless the Title Company from any action taken by it in good faith in reliance thereon. The Title Company shall have no duty or liability to verify any such notice, consent, order or other document, and its sole responsibility shall be to act as expressly set forth in this Agreement. The Title Company shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement. If any dispute arises with respect to the disbursement of any monies, the Title Company may continue to hold the same or commence an action in interpleader and in connection therewith remit the same to a court of competent jurisdiction pending resolution of such dispute, and the parties hereto hereby indemnify and hold harmless the Title Company for any action taken by it in good faith in the execution of its duties hereunder. All costs of court proceedings initiated to determine the distribution of the Earnest Money Deposit together with all reasonable attorney’s fees and costs incurred by the Title Company and the successful party or parties in connection therewith shall be borne by the unsuccessful party or parties to such proceeding.

Section 1.3 Liabilities.

(a) Seller will fully pay and discharge all Indebtedness of the Company existing as of the Closing, if any, all prorations as provided for herein and any prepayment penalties or other fees and expenses associated with such payment, at or before the Closing Date. For purposes hereof, “Indebtedness” shall mean any (a) obligations relating to indebtedness for borrowed money, including any bank overdraft, (b) obligations evidenced by a bond, note, debenture or similar instrument, (c) obligations in respect of reimbursement obligations related to banker’s acceptances or letters of credit, (d) obligations for the deferred purchase price of property or services (other than current accounts and notes payable to suppliers and similar accrued liabilities incurred in the ordinary course of business), (e) indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) of any other Person secured by any Lien on any assets of the Company, even though the Company has not assumed or otherwise become liable for the payment thereof, (f) obligations in the nature of guarantees of obligations of the type described in clauses (a) through (e) above of any other Person, and (g) liabilities under any synthetic lease, Tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where the transaction is considered indebtedness for borrowed money for federal income Tax purposes but is classified as an operating lease in accordance with generally accepted accounting principles (“GAAP”) for financial reporting purposes.

(b) Seller shall be solely responsible for those payments and the Indebtedness specified in this Section 1.3 and Section 2.4 relating to the Company’s operation of the Property prior to the Closing (collectively, the “Retained Liabilities”).

(c) The Company shall assume and accept Seller’s rights, liabilities and obligations in existence as of the Closing Date (collectively the “Accepted Liabilities”) under only the following:

(i) the Permitted Encumbrances (as defined in Section 3.4 below).

(ii) any liabilities, obligations, debts and/or commitments relating to or arising from the conduct or operations of the Company from and after the Closing Date.

All liabilities, obligations, debts, duties or commitments arising from the Company’s operation of the Property and the Company’s business prior to the Closing shall be Seller’s obligation whether or not such amounts are due and payable after the Closing. The Seller shall transfer and assign to the Company all rights, warranties and causes of action related to the Property and the construction of the improvements thereon, if any.

ARTICLE II

Closing

Section 2.1 Subject to satisfaction or waiver of the conditions required herein, the consummation of the purchase and sale of the Membership Interests pursuant to this Agreement (the “Closing”) shall take place on January 4, 2016 (the “Closing Date”). Closing shall be held in the offices of the Escrow Agent or such other place as may be mutually agreed upon by the parties hereto. Any escrow fees or closing costs charged by the Escrow Agent shall be divided equally between the Parties.

Section 2.2 Closing Costs. Seller shall pay (i) any tax related to the transfer contemplated herein, if any; (ii) the cost to deliver to Buyer a commitment by Title Company to issue to Buyer an ALTA owner’s policy of title insurance for the Property (“Title Commitment”); (iii) the cost of the title search and exam conducted by Title Company in connection with the issuance of the Title Commitment; (iv) the commissions required by Section 5.11 of this Agreement; and (v) Seller’s attorney fees. Buyer shall pay (i) Buyer’s attorney fees; (ii) the premium to issue an ALTA owner’s policy of title insurance for the Property to Buyer (“Title Policy”); and (iii) the cost for any endorsements to the Title Policy.

Section 2.3 Possession. Ownership of the Company and possession of the Property shall be deemed to have passed to Buyer at Closing.

Section 2.4 Prorations; Services in Progress, Taxes; General and Special Assessments. All revenues received as a result of operating the Company, and all unpaid expenses required to be paid as a result of operating the Company, shall be prorated as of 11:59 p.m. (Central) on the day before the Closing Date, with Seller receiving the benefit of such rents and revenues, and being responsible for such unpaid expenses, up to the Closing Date and the Company (and indirectly Buyer) receiving the benefits and burdens of ownership on and after the Closing Date (and, as may be appropriate, the settlement statement delivered at Closing between Buyer and Seller shall reflect such prorations).

All real property ad valorem taxes and installments of special assessments payable in the year of Closing shall be prorated and adjusted (employing a 365-day year) between Buyer and Seller as of the Closing Date. If the amount of such real property ad valorem taxes is not ascertainable as of Closing, the proration thereof shall be on the basis of the most recently ascertainable bill therefor. Seller shall pay all real estate taxes and installments of special assessments which are due and payable in the years prior to Closing. Subject to proration as of the Closing Date, Buyer shall assume all special assessments levied, pending or otherwise of record against the Property, including any assessments certified for payment with taxes payable subsequent to the year of Closing. Seller shall pay in full all “green acres”, catch-up or other deferred taxes applicable to any of the Property as of the Closing Date.

All utilities, including water, shall be prorated and adjusted between Seller and Buyer as of the Closing Date.

ARTICLE III

Representations and Warranties of the Seller

Subject to and qualified by the items disclosed in the disclosure schedule (the “Disclosure Schedule”) delivered by the Seller contemporaneously with the execution of this Agreement, the Seller, and Company, as applicable, acknowledge and confirm that the Buyer is relying upon such representations and warranties in connection with the Buyer’s purchase of the Membership Interests, and hereby represent and warrant to the Buyer as of the date hereof and on the Closing Date as follows:

Section 3.1 Organization; Title to Membership Interests. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite power, authority and capacity (corporate and otherwise) to carry on the business in the places and in the manner as it is now being conducted, and to own and lease the properties and assets that it now owns or leases. The Membership Interests are owned by Seller free and clear of all liens and encumbrances and, at Closing, good title to the Membership Interests shall be transferred and conveyed to the Buyer by Seller free and clear of all liens and encumbrances.

Section 3.2 Absence of Violations or Conflicts. The execution and delivery by the Seller of this Agreement and the other Seller Agreements (as defined below), the consummation by the Seller of the transactions contemplated herein and therein, and the performance by or compliance with the obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any lien in, upon or with respect to any of its assets under (a) any term or provision of the formation documents or organizational documents (including all amendments) of the Seller or the Company, (b) any judgment, decree or order of any court, administrative agency or commission or other governmental or quasi-governmental authority or instrumentality, domestic or foreign, international, provincial, federal, state, county or local (“Governmental Entity”), (c) any agreement, commitment or understanding to which either Seller or the Company is a party or to which its respective assets or liabilities are subject or bound, or (d) to the best of Seller’s knowledge, any statutes, common laws, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, governmental guidelines or interpretations having the force of laws or bylaws, in each case, of a Governmental Entity (“Laws”).

Section 3.3 Subsidiaries. Seller owns 100% of the outstanding ownership interests of the Company. The Company has no Subsidiaries. For purposes hereof, “Subsidiary” or “Subsidiaries”) of any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or Governmental Entity (“Person”) means another Person of which more than 50% of the total combined voting power of all classes of capital stock or other voting interests of which, or more than 50% of the equity securities of which, is owned directly or indirectly by such first Person.

Section 3.4 Assets. Other than Permitted Liens, the Company has, and will have at Closing, good and marketable title to the Property, free and clear of all mortgages, liens, leases, pledges, charges, encumbrances, easements, rights of way, covenants, conditions or restrictions (collectively “Liens”), except for any Permitted Liens. “Permitted Liens” means Liens for (i) current taxes or other governmental charges not yet due or payable, (ii) mechanics liens and similar liens for labor, materials, or supplies provided with respect to the Property incurred in the ordinary course of business for work not yet completed and for amounts that are not yet due and payable as of the Closing Date, (iii) zoning, building codes, and other land use laws regulating the use or occupancy of the Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over the Property that either (A) are not violated by the current use or occupancy of the Property, (B) are reflected on the title reports or current survey or (C) do not, individually or in the aggregate, impair the current use, occupancy, or value of, or the marketability or title in, the Property, (iv) Accepted Liabilities, (v) statutory liens, if any and (vi) Permitted Encumbrances. “Permitted Encumbrances” means exceptions, encumbrances, encroachments, overlaps, protrusions, boundary line disputes or other matters shown in the current title commitments and surveys delivered to Buyer.

Section 3.5 Authority and Status. The Seller has complied in all respects with all applicable federal, state or local statutes, laws and regulations including, without limitation, any applicable building, zoning, or other law, ordinance or regulation affecting the Property, including without limitation, the Company’s operation of the business except where such non-compliance would not have a material adverse effect on the results of operations, assets or financial condition of the Seller or the Company (a “Material Adverse Effect”). The Seller has the full power and authority to enter into, and perform its obligations under, this Agreement and the other agreements, documents and instruments entered into by such person in connection with this Agreement (this Agreement together with such other agreements, documents and instruments collectively, the “Seller Agreements”) without the consent of any person, entity or court, agency or authority. The Seller Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of Seller or the Company, enforceable against each party in accordance with their respective terms.

Section 3.6 Consents. Except as set forth in Schedule 3.6, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated by this Agreement.

Section 3.7 Other Assets. Seller does not own any other assets other than the Property.

Section 3.8 No Third Party Consent. The execution, delivery and performance of this Agreement by Seller and the Closing deliveries contemplated hereby shall not require the consent of any third-party.

Section 3.9 Material Agreements. Neither the Seller nor the Company are in default or breach of, and there exists no state of facts which after notice or lapse of time, or both, would constitute a default or breach of any Material Agreement. All Material Agreements are in good standing. For purposes of this paragraph, “Material Agreements” means a contract or other agreement which (i) cannot be canceled on thirty (30) days’ notice with no penalty, or (ii) which has (A) an annual obligation to the business of $5,000 or more, or (B) has an obligation from the business of more than $5,000 over the remaining term of the contract.

The consummation of the transactions contemplated by this Agreement by Seller will not result in or constitute any of the following:

(a) to the best of Seller’s knowledge, a breach of any Law;

(b) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the limited liability company agreement, operating agreement,

partnership agreement, articles of incorporation, bylaws, declaration of express trust or other organizational document of the Seller or the Company, or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which the Seller or the Company is a party, or by which any of them, or the property of any of them, is bound;

(c) an event that would permit any party to terminate any Material Agreement, or to accelerate the maturity of any indebtedness or other obligation of the Company; or

(d) the creation or imposition of any Lien of any nature in favor of a third party upon or against the Company, including without limitation, the Property.

Section 3.10 Ordinary Course of Business. Since JANUARY 1, 2015, the Company’s business has been carried on in the ordinary course and neither the Company nor the Company’s business have entered into any material agreements or commitments other than in the ordinary course. Without limiting the generality of the foregoing, except as set forth in Exhibit E, neither the Company nor the Company’s businesses have:

(a) made or authorized any payment to any officers, directors, members, shareholders, employees or other persons in connection with the Company’s business except at the regular rates of salary, bonus or other remuneration payable to them as of such date;

(b) made any loan or advance to any person;

(c) subjected any of its assets to any Lien;

(d) bought, sold, leased or otherwise transferred or disposed of any assets except in the ordinary course of business;

(e) modified, amended or terminated any agreement except in the ordinary course of business consistent with past practice, or waived or released any rights under any Material Agreement;

(f) incurred any debt, obligation or liability of any nature, whether accrued, absolute, contingent or otherwise;

(g) issued or sold any equity or debt security;

(h) made any changes or amendments to the articles of incorporation, bylaws, trust documents or other organizational document; or

(i) authorized or agreed to do any of the matters described in the preceding clauses (a) through (h).

Since JANUARY 1, 2015, neither the Company nor the Company’s business experienced any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect.

Section 3.11 Insurance. The Company maintains insurance in such amounts, and in respect of such risks, as are prudent for the Company’s business. Schedule 3.11 sets forth a list of all insurance policies maintained by the Company.

Section 3.12 Environmental Matters. Except as disclosed in the reports set forth on Exhibit C (the “Environmental Reports”), there are no pending or threatened governmental actions, suits, or proceedings against or affecting the Property or any portion thereof relating to any violation of any environmental law or regulation.  Except as disclosed on the Environmental Reports, neither the Company nor Seller has caused or, to the best of Seller’s knowledge, permitted the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, as hereinafter defined, and has not caused or permitted and has no knowledge of the release of any Hazardous Substances on the Property and that there are no underground storage tanks in the Property. For purposes of this Agreement, the term “Hazardous Substances” means any radioactive materials, radon or radon gas, polychlorinated biphenyls, petroleum products, asbestos or asbestos-containing building materials, hazardous wastes, hazardous or toxic substances defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation, except for small quantities of petroleum and chemical products in proper storage containers, as are necessary for the construction, operation, heating or cooling of the businesses at the Property, and the usual waste products therefrom.

Section 3.13 Intellectual Property. To the best of Seller’s knowledge, the Company has no intellectual property

Section 3.14 Claims and Litigation. There is no claim, suit, action, arbitration, governmental inquiry, injunction, consent decree or legal, administrative or other proceeding existing, pending, or threatened against or relating to the Seller, the Company, the Company’s business, or the Property, nor does the Seller know of, or have reasonable grounds for, believing that there is any basis for any such action, arbitration, proceeding or inquiry.

Section 3.15 Solvency. Neither Seller nor Company has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. The fair market value of the assets of Seller exceeds the amount of liabilities of Seller, whether contingent or otherwise. At Closing, the fair market value of the assets of the Company will exceed the amount of liabilities of the Company, whether contingent or otherwise. Further, Seller represents and warrants that it will have a net worth equal to or exceeding the purchase price for purposes of securing the indemnification contained in Section 7.2 hereof.

Section 3.16 Taxes and Unemployment Compensation. There are no special charges or levies, taxes, unemployment compensation contributions, penalties or interest that form or might form a charge or encumbrance on the Acquired Assets, or that may become payable by the Buyer or the Company in connection with this transaction as a result of, or in connection with, any event that has occurred prior to the date of this Agreement except for the lien of Real Estate Taxes and Special Assessments not yet due and payable.

Section 3.17 All Accounts Paid. All account billings which have been received by the Seller or the Company for work, labor or materials in connection with the Company’s business have been paid in the ordinary course of the routine affairs of the business or will be paid as of the Closing Date.

Section 3.18 Contractual Arrangements. Except as set forth on Exhibit E the Company has no contracts, agreements, undertakings or arrangements, whether oral, written or implied, with lessees, licensees, managers, accountants, suppliers, agents, officers, distributors, directors, or lawyers, which cannot be terminated on one-month notice.

Section 3.19 Employees and Employee Plans. The Company has no employees.

Section 3.20 Tax Matters.

(a) The Seller and the Company are both disregarded entities for tax purposes and consequently do not file tax returns. Seller and Company will prior to Closing duly and timely pay, all Taxes due (whether or not shown on any Tax Return), including all withholding or other payroll related taxes, if any. No assessments or notices of deficiency have been received by the Seller or the Company with respect to any Tax Returns which the Seller or the Company have filed which have not been paid in full.

(b) Intentionally omitted.

(c) No issue has been raised by the Internal Revenue Service or any state or local taxing authority in connection with any Tax Return which any Seller has filed that will have, or can be expected to have, an adverse effect on the tax liability of the Company for any taxable year of the Company which, as of the date hereof, remains open for assessment.

(d) The Company has not been at any point since its organization, been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

(e) The Company is not a party to any tax sharing agreement.

As used herein, “Taxes” shall mean any and all taxes (including, without limitation, income, withholding, transfer, ad valorem and franchise taxes and any alternative minimum taxes to the extent applicable), charges, fees, levies or other assessments, imposed by the Internal Revenue Service or any taxing authority, and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. As used herein, “Tax Returns” shall mean any report, return, document or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

Section 3.21 Indebtedness. Company has no Indebtedness nor is the Company liable for any Indebtedness of any other Person.

Section 3.22 Compliance with Laws. To the best of Seller’s knowledge, each of Seller and Company are in compliance with all laws, except where noncompliance would not have a Material Adverse Effect. To the best of Seller’s knowledge, no fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by or give rise to any future liability of Seller or Company with respect to any Laws heretofore or currently in effect. To the best of Seller’s knowledge, neither Seller nor Company is required to make any unusual expenditure to achieve or maintain compliance with any Laws. To the best of Seller’s knowledge, neither Seller nor Company is required to obtain any permits, or file any notices, applications or reports under regulations related to any matters referred to in this Section 3.21 that have not been properly obtained or filed. Neither Company nor Seller have received notice of any violation of any Law, or any potential liability under any Law or any potential liability under any law, nor are Seller or Company aware of any such violation or potential liability. Neither Seller nor Company are aware of any present requirement of any applicable Law which is due to be imposed on the Company or the Property that is reasonably likely to increase the cost of materially complying with such Laws.

Section 3.23 OSHA, ADA and FTC. To the best of Seller’s knowledge, each of Seller and Company are in compliance with all requirements of the Occupational Safety and Health Act and the Americans with Disabilities Act pertaining to the operations used in the Company’s business, and with respect to the Property.

Section 3.24 Full Disclosure. None of the representations and warranties made by the Seller or the Company, or made in any document, schedule, certificate, memorandum or in any information of any kind furnished, or to be furnished by the Seller, or on the behalf of any of them, contains or will contain any false statement of a material fact, or omits or will omit any material fact the omission of which would be misleading.

Section 3.25 Real Property. With respect to the Property.

(a) Operating Statement. Seller has provided Buyer with true and correct copies of the operating statements related to the Property for the years ending 2012, 2013, 2014 and year to date 2015 (collectively, the “Operating Statements”) and will continue to provide monthly financial reports through Closing. The Operating Statements were prepared in accordance with GAAP on a consistent basis for all periods presented. The Operating Statements accurately set out, in all material respects, the financial condition and operating results as of the dates, and for the periods, indicated therein. The Operating Statements do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, and in light of the circumstances under which they were made, were not misleading.

(b) Leases. There are no leases (or other agreements regarding use or occupancy) of the Property (including, but not limited to, ground leases) which will be in force on the Closing Date and under which Seller is the landlord (whether by entering into the leases or acquiring the Property subject to the leases) other than the Leases. As used herein, “Leases”

means, collectively, (a) the leases listed in Exhibit D attached hereto and made a part hereof (the “Lease Exhibit”), including, without limitation, all rights to the rents and other sums payable, and security deposits held, thereunder, and (b) the leases entered into in accordance with this Agreement. There are no security deposits under the Leases except as set forth in the Lease Exhibit. As of the Closing, there shall be no commissions or tenant improvement cost obligation for which Seller or the landlord is responsible with respect to any Leases in effect as of the Closing. The rent roll attached hereto as Exhibit D-1 is true, correct and complete in all material respects as of the Effective Date.

(c) Service Agreements. A true, correct and complete list of all service or maintenance contracts or management agreements to which Seller, the Company or any of its or their affiliates is a party (written or oral, the “Service Agreements”) relating to or affecting the Property is set forth in Exhibit E attached hereto and made a part hereof. True, correct and complete copies of the Service Agreements and all amendments, guarantees, side letters, and other documents relating thereto which are in full force and effect have been previously delivered to Buyer. No event has occurred that would constitute a default under any Service Agreement. No notice of default has been issued under any Service Agreement and the fees and other charges described in the Service Agreements have been paid on a current basis through the date of this Agreement. Notwithstanding anything contained herein to the contrary, Buyer shall notify Seller in writing prior to December 11, 2015 which, if any, of the Service Agreements Buyer does not wish to assume at Closing and Seller shall terminate, at its sole cost and expense and prior to the Closing Date, those Service Agreements specified in Buyer’s notice.

(d) Reciprocal Easement Agreement. Each reciprocal easement agreement, if any, (hereinafter “REA”) is in full force and effect, and has not been amended or supplemented except as set forth in the Title Commitment. To Seller’s knowledge, if there are any REAs, neither Seller nor any of the party to any such REA is in monetary default or material non-monetary default under any REA.

(e) Use and Occupation. To the best of Seller’s knowledge, the current use and occupation of any portion of the Property does not violate any of, and, where applicable, is in material compliance with, any laws, any applicable deed restrictions or other covenants, restrictions or agreements (including, without limitation, any of the Permitted Exceptions, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Property); the Property is not subject to any Federal, state or local regulatory scheme which does not generally affect all property in the locality in which the Property is located.

(f) Intentionally omitted.

(g) Assessments or Associations. To the best of Seller’s knowledge, with exception for any possible Nicollet Mall improvement assessments, (a) there are no special or other governmental, quasi-governmental, public or private assessments for public improvements or otherwise now affecting the Property (other than those special assessments or typical municipal maintenance and operation of such items as sewer, water, drainage and the like which appear annually as a part of the real estate tax bill affecting the Property) and (b) there are no contemplated improvements affecting the Property that may result in special assessments affecting the Property; without limiting the generality of the foregoing, the Property is not subject to any lien of any homeowners, landowners or other association having a common purpose.

(h) Guaranties and Warranties. True, correct and complete copies of all guarantees and warranties were delivered with the Due Diligence Materials as set forth on Schedule 1.

(i) No Violations. To the best of Seller’s knowledge, there are no violations existing at the Property.

(j) Personal Property. No personal property is included with this sale other than trade fixtures, such as pay stations and canopies.

(k) Hazardous Materials. To the best of Seller’s knowledge, and except as disclosed in the Environmental Reports set forth in Exhibit C, (a) the Property and Seller and Company have been and are in compliance with, and have no liability or obligation arising under any Hazardous Materials (as hereinafter defined) on the Property in violation of Hazardous Substance Laws (as hereinafter defined), and neither Seller, Company or any of their representatives or agents has received any summons, citation, directive, order, claim, investigation, communication or other action from the United States Environmental Protection Agency or any other governmental authority seeking any information or alleging any violation of such Hazardous Substance Laws; (b) neither Seller nor Company have caused or permitted all or any part of the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Materials or other elements, compounds, mixtures, solutions of substances, except in compliance with all Hazardous Substance Laws; (c) neither Seller, Company or any tenant or other occupant of the Property have caused or permitted, nor have any knowledge of, any release, spill, leak, emittance, discharge, leaching, seeping, draining or dumping of any Hazardous Materials on-site or off-site emanating from the Property. For purposes of this Agreement, the terms: “Hazardous Material” means the collective meanings given to the terms “hazardous material”, “hazardous substances” and “hazardous wastes” in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended, Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq., as amended, Federal Water Pollution Control Act 33 U.S.C. Section 1251 et seq., Oil Pollution and Control Act of 1990, and also shall include any meanings given to such terms in any similar federal, state or local statutes, ordinances, regulation or by-laws. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include oil (beyond normal oil leakage from automobiles typically found at a surface parking lot) and any other substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, radon gas, urea formaldehyde insulation, oil, underground storage tanks, polychlorinated biphenyls (“PCBs”), toxic substances or other pollutants; and “Hazardous Substance Laws” means any local, state or federal law or regulation relating to the use or disposition of Hazardous Material, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Safe Drinking Water Control Act, the Federal Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as the same may be amended from time to time.

(l) Except for this Agreement, the Leases and Service Agreements, there are no outstanding agreements, options, rights of first refusal, rights of first offer, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of the Property, the lease or occupancy of any part of the Property or improvements, or which otherwise affect any portion of or all the Property.

(m) Insurance Notices. Neither Seller nor Company have received any notice from any insurance company insuring the Property to correct any deficiencies in the physical condition of the Property.

Except for the limited representations and warranties set forth herein, Buyer acknowledges and agrees that Seller has not, nor has any party acting on Seller’s behalf, made any agreements, representations or warranties, whether express or implied, or otherwise, regarding the condition of the Property, the soils in, on and about the Property, the suitability of the Property for uses and purposes contemplated by Buyer, the adequacy or availability of any utilities or roadways which may service (or may be needed to service) the Property, zoning, building code violations, subdivision control act compliance, building lines, boundaries, construction/use/occupancy restrictions, including violations of any of the foregoing, and/or any other fact or matter, whether pertaining to the Property or otherwise, including, without limitation, the environmental condition of the Property. Buyer has had, or will have, under the terms of this Agreement, the opportunity to make its own independent inspections and investigations of the Property and, in proceeding to Closing hereunder, Buyer acknowledges and agrees that it has reviewed all such matters as Buyer deems or deemed necessary or appropriate to review and that Buyer is and shall be relying solely on such inspections and investigations of the Property. Seller’s representations and warranties set forth in this Agreement shall survive for a period of fifteen (15) months following Closing.

Subject to the representations and warranties set forth in this Section, in the event Buyer proceeds to Closing on the purchase of the Property, Buyer acknowledges and agrees that the Property is being accepted by Buyer in an “AS IS, WHERE IS, WITH ALL FAULTS” condition, and that Seller shall not be responsible for making or contributing in any way to the cost of making any changes or improvements to the Property, or any other aspect of or matter pertaining to the Property including, without limitation, any environmental investigation or remediation thereof. Buyer acknowledges that the Purchase Price has been adjusted downward from Seller’s initial price expectation, in recognition of Buyer assuming those liabilities, costs and expenses, arising out of any condition set forth in Exhibit C.

Subject to the representation and warranties set forth in this Section, Buyer assumes all responsibility for all liabilities and damages caused by, relating to or arising out of any condition of the Property or any liability relating thereto (including, without limitation, environmental investigation and remediation expenses), whether now existing or hereafter arising, and will hold Seller harmless therefrom. Buyer’s assumption of the foregoing liabilities is an integral component of the purchase price paid by Buyer for the Property. Buyer hereby covenants and expressly waives any right of rescission and all claims for damages relating to the condition of the Property. Buyer hereby further releases and discharges Seller from any and all claims or causes of action, which Buyer may now or hereafter have against Seller in connection with, or arising out of, the condition of the Property provided, however, that this release does not prohibit a claim by Buyer related to the representations and warranties contained in this Agreement or in any document delivered at Closing.

ARTICLE IV

Representations and Warranties of the Buyer

The Buyer hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

Section 4.1 Existence. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

Section 4.2 Authority and Status. The Buyer has the right, power, legal capacity, and authority to enter into, and perform the Buyer’s obligations under this Agreement and the other agreements, documents and instruments entered into by the Buyer in connection with this Agreement (this Agreement together with such other agreements, documents and instruments (the “Buyer Agreements”) without the consent of any person, entity or court, agency or authority. The Buyer Agreements constitute, or will, when executed and delivered, constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution of the Buyer Agreements and performance thereunder does not require the affirmative consent or approval of any third party.

Section 4.3 Absence of Violations or Conflicts. The execution and delivery by the Buyer of this Agreement and the other Buyer Agreements, the consummation by the Buyer of the transactions contemplated herein and therein, and the performance by or compliance with its obligations hereunder or thereunder will not constitute a violation of, be in conflict with, constitute a default under or result in the creation or imposition of any lien in, upon or with respect to any of its assets under (a) any term or provision of the Buyer’s formation certificate (and all amendments thereto) or operating agreement (and all amendments thereto) of the Buyer, (b) any judgment, decree or order of any court or governmental agency, (c) any agreement, commitment or understanding to which the Buyer is a party or to which the Buyer or its assets or liabilities are subject or bound, or (d) any statute, law, rule, regulation, release or other official pronouncement.

Section 4.4 Investment Representation of Buyer. Buyer is acquiring the Membership Interest for its own account and for investment purposes only with no intention of reselling or redistributing the same. Buyer has made no agreement with others regarding beneficial ownership of the Membership Interest. Buyer’s financial condition is such that it is not likely that Buyer will need to dispose of any such Membership Interest in the foreseeable future.

ARTICLE V

Covenants

Section 5.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use reasonable efforts, to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things necessary and appropriate to satisfy all conditions of and to consummate the transactions contemplated by this Agreement, including cooperating with the other parties to this Agreement.

Section 5.2 Pre-Closing Access to Restricted Information.

(a) Prior to Closing, Seller agrees to permit Buyer to have access to the Property to confirm that there has been no material change in the condition of the Property from and after the date of execution hereof, all at Buyer’s sole expense. Each contractor engaged by Buyer shall, if required by the governing authority, be duly licensed by the appropriate state or local agency. Notwithstanding anything to the contrary contained herein, the inspections shall not, under any circumstances, involve invasive testing or otherwise compromise or affect the structural integrity of the Property.

Section 5.3 Breach of Representations and Warranties; Updated Schedules.

(a) Promptly upon becoming aware of any breach of (i) any fact or condition which constitutes a breach of any of the representations or warranties of the Seller or the Company contained in or referred to in this Agreement or (ii) the occurrence of any event that would constitute, or could reasonably be expected to cause or result in, a material breach of any of the representations and warranties of the Seller or the Company contained in or referred to in this Agreement, the Seller shall give detailed written notice thereof to the Buyer and shall use commercially reasonable efforts to remedy the same.

(b) At any time, and from time to time, prior to the Closing, the Seller and the Company shall supplement or amend any Disclosure Schedule with respect to any material fact, matter or circumstance that the Seller of the Company learn of and that is required to make each representation and warranty set forth in Article III accurate as of the date such supplement or amendment is made (the “Updated Schedules”). Buyer may elect to accept the Updated Schedules and proceed to a Closing and in such circumstance such Updated Schedules shall amend the Disclosure Schedule as if disclosed on the date of this Agreement for the purposes of any indemnification rights existing under Article VIII hereto. In the event Buyer does not elect to accept the Updated Schedules, such Updated Schedules shall not be effective to amend the Disclosure Schedule or the representations and warranties thereto and Buyer may elect to terminate this Agreement and receive from the Escrow Agent the Escrow Funds.

Section 5.4 Conduct of Business Prior to the Closing Date.

(a) Except as expressly permitted or contemplated by this Agreement or with the prior written consent of Buyer, which consent will not be unreasonably withheld during the period from the date of this Agreement to the Closing Date, each Seller shall cause the Company to (i) conduct the Company’s business in the ordinary course of business and in compliance in all material respects with all applicable Laws; (ii) use commercially reasonable efforts to maintain and preserve intact the Property, (iii) cooperate with Buyer as reasonably necessary and take no action that is intended to or would reasonably be expected to adversely affect or delay the ability of Seller or Buyer to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby and (iv) not take any action which might cause any representation or warranty to become untrue.

(b) Without limiting the generality of Section 5.4(a) above, during the period from the date of this Agreement to the Closing Date, except as otherwise permitted by this Agreement, the Seller shall not permit the Company to, without the prior written consent of Buyer, which consent may not be withheld in Buyer’s sole and absolute discretion:

(i) incur any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person except for obligations which will be satisfied in full by Seller or the Company prior to or at the Closing;

(ii) sell, transfer, pledge, lease, grant, license, mortgage, encumber or otherwise dispose of any of the Property to any Person, or create any Lien of any kind with respect to the Property other than a Permitted Lien, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case other than in the ordinary course of business or pursuant to contracts in force at the date of this Agreement;

(iii) enter into any new line of business or change in any respect its operating policies, except as required by applicable Law;

(iv) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other Person;

(v) amend the organizational documents of the Company or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(vi) (a) amend or otherwise modify, or violate the terms of, or terminate, any Material Agreement, (b) create, renew or amend any agreement or contract, other than in the ordinary course of business and cancellable without penalty on not more than thirty (30) days’ notice or, except as may be required by applicable Law, other binding obligation of the Company’s business containing (1) any restriction on the ability of it to conduct business as it is presently being conducted or (2) any restriction on the ability to engage in any type of activity or business or (c) enter into any new, or amend any existing, contract, agreement or arrangement with any affiliate;

(vii) take any action or willfully fail to take any action that is intended, or may reasonably be expected, to result in any of the conditions to this Agreement set forth in Article VII not being satisfied;

(viii) make any capital expenditure in excess of $3,000 or enter into any contract or commitment therefore,;

(ix) enter into any contract for the purchase, sale or lease of real property;

(x) fail to keep in force insurance policies providing insurance coverage with respect to the assets, operations and activities of the Company’s Business as currently in effect; or

(xi) agree to take, make any commitment to take, or adopt any resolutions in support of, any of the actions prohibited by, or any action in furtherance of any of the actions prohibited by this Section 5.4(b).

Section 5.5 Regulatory Approvals; Third Party Consents.

(a) Each party shall use its best efforts to obtain each necessary consent, if any, of, and filing with, a Governmental Entity, which if not obtained or made is reasonably likely to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

(b) Prior to Closing, and to the extent necessary, the Seller shall use commercially reasonable efforts to obtain all those consents and waivers necessary to consummate the transaction contemplated by this Agreement. Buyer shall use commercially reasonable efforts to provide cooperation and assistance in this regard.

Section 5.6 Insurance. The Seller and the Company will, up to and including the Closing Date, maintain in full force and effect the existing policies of insurance with respect to the Property and the Company’s business.

Section 5.7 Seller’ Release. As of the Closing Date, the Seller and their respective heirs, successors and assigns, shall release and forever discharge the Company and all of its affiliates, and its respective successors and assigns, of and from all claims and causes of action known or unknown, accrued or unaccrued, that the Seller has or may have against any of them including, without limitation, all claims for past wages and all claims for compensatory, exemplary or punitive damages for any cause arising on, or prior to, the Closing Date.

Section 5.8 Benefit Plans. Neither Buyer nor the Company shall assume pursuant to this Agreement or otherwise any Benefit Plan.

Section 5.9 Satisfaction of Retained Liabilities. Seller shall assume or satisfy in full all of the Retained Liabilities.

Section 5.10 Further Assurances. After the Closing Date, the Seller will, at its expense, execute and do all such further deeds, acts, things, and assurances that may be required in the reasonable opinion of counsel for the Buyer for more perfectly and absolutely assigning, transferring, assuring to and vesting in the Buyer title to the Membership Interests and Property free and clear of all mortgages, Liens whatsoever, and for carrying out the intention of, or facilitating the performance of, the terms of this Agreement.

Section 5.11 Brokers. Each party represents and warrants to the other that no broker or agent has been instrumental in procuring this Agreement other than JNL Parking LP (the “Brokers”), which services Seller agrees to pay at Closing through escrow in the form of a commission of three percent (3%) of the Purchase Price, provided such commission payment is conditioned upon Broker’s willingness to pay from said commission the sum of Fifty Thousand Dollars ($50,000.00) to CBRE, Inc. – Minneapolis office. Buyer and Seller represent and warrant that no other commission or compensation shall be payable by such party with respect to the procurement and execution of this Agreement or the sale of the interest contemplated hereby. Each party shall indemnify the other party against and hold it harmless from any loss, cost, claim, damage, liability or other expense, such as commission claims and attorney’s fees that may be incurred by such other party by reason of any breach of the foregoing warranties.

ARTICLE VI

Conditions to Closing

Section 6.1 Conditions to Each Party’s Obligation. The respective obligations of the parties to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other Law preventing or making illegal the consummation of any of the transactions contemplated by this Agreement shall be in effect.

(b) No Litigation. There shall not be pending any suit, action or proceeding on or before the Closing Date by or before any Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith.

Section 6.2 Conditions to Obligations of the Buyer.

(a) Representations and Warranties. The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality which shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).

(b) Performance of Obligations of Seller. Seller shall have complied in all material respects with the covenants and agreements to be performed by or complied with under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Effect. There shall not have been any event or condition since the date of this Agreement which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

(d) Consents. All consents shall have been obtained and any required notices and filings shall have been made.

(e) Governmental Filings and Permits. All filings or registrations with any Governmental Entity which are required for or in connection with the ownership of the Property and the consummation of the transactions contemplated hereby shall have been obtained or made.

(f) Title Reports. The Title Commitment shall show fee simple title in the Property vested in the Company. All charges and premiums in connection with the Owner’s Policies shall be paid by Seller.

(g) Closing Deliveries. Each of the items required to be executed and delivered to Buyer pursuant to Section 8.1 shall have been so executed and delivered or ready to be delivered.

(h) Title to the Property. Title Company shall be willing to issue an Owners Policy of Title Insurance substantially in the form as the Proforma Owners Policy of Title Insurance attached hereto as Exhibit G.

Section 6.3 Conditions to Obligations of the Seller. The obligation of the Seller to effect the transactions contemplated hereby is also subject to the satisfaction or waiver by the Seller, at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified by materiality which shall be true and correct in all respects) on and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Closing Deliveries. Each of the items required to be executed and delivered to the Seller pursuant to Section 8.2 shall have been so executed and delivered or ready to be delivered.

(d) Purchase Price. Buyer shall have tendered via wire transfer the Purchase Price in accordance with Section 1.2(b) hereto.

Section 6.4 Termination. This Agreement may be terminated as follows:

(a) by Buyer if a material breach of any provision of this Agreement has been committed by the Seller and such breach has not been waived by Buyer;

(b) by Seller if a material breach of any provisions of this Agreement has been committed by the Buyer and such breach has not been waived by the Seller;

(c) by mutual consent of the Buyer and the Seller;

(d) by Buyer if the Seller has not been able to satisfy the conditions of closing on or before the Closing Date, or such later date as the parties may agree upon, unless the Buyer is in material breach of this Agreement;

(e) by the Seller if Buyer has not been able to satisfy its conditions to Closing on or before Closing Date, or such later date as the Parties may agree upon, unless the Seller is in material breach of this Agreement.

Notwithstanding the foregoing, in the event either party shall default in its obligations under this Agreement, the non-defaulting party shall have all rights and remedies available at law or in equity, including the right to specific performance. Without limiting the foregoing, upon a default by Buyer, Seller may elect to cancel this Agreement only after giving thirty (30) days’ written notice to Buyer which written notice must specify such default. In the event that the noticed defaults are not cured by Buyer (or waived by Seller) within said thirty (30) day period, the Agreement shall be deemed cancelled, Seller may retain the Earnest Money Deposit as liquidated damages, and neither party shall have any further obligation to the other under this Agreement except as to matters which expressly survive cancellation or termination hereof.

ARTICLE VII

Indemnification

Section 7.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

Section 7.2 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and its affiliates, and their respective officers, directors, employees, agents, advisors and other representatives (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse the Buyer Indemnitees for, any and all damage, loss, liability, expense, action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, injunction, judgment, order, decree, ruling, penalty, fine, cost, amount paid in settlement, obligation, Tax, lien, expense and fee, including court costs (including reasonable expenses of investigation, enforcement and collection, reasonable attorneys’ accountants’ and other professional fees and expenses incurred in connection with any litigation) whether or not involving a Third Party Claim (collectively, “Losses”), resulting from or arising out of (a) any inaccuracy in or breach of any representation or warranty of Seller in this Agreement or any certificate delivered by Seller in connection hereto or from any breach or default of this Agreement, (b) any failure of the Company, Seller or any affiliate to perform any covenant or agreement under this Agreement, (c) any Retained Liabilities, (d) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Company that arose from any matter or state of facts existing prior to the

Closing, regardless of whether it is disclosed on the schedules, or (e) any claim, demand, action, proceeding or lawsuit made or filed by any trustee or receiver or other interested party in connection with or as a result of or otherwise following the insolvency, reorganization or bankruptcy of Seller, whether made or filed as part of formal bankruptcy or reorganization proceedings or otherwise, which claim, demand, action, proceeding or lawsuit in any way challenges, seeks to set aside or deprive Buyer of the benefits of the transaction contemplated by this Agreement.

Section 7.3 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and its respective officers, directors, employees, agents, advisers and representatives (collectively, the “Seller Indemnitees”) from and against, and pay or reimburse the Seller Indemnities for, any and all Losses resulting from or arising out of (a) any inaccuracy in or breach of any representation or warranty of Buyer in this Agreement, and (b) any failure of Buyer to perform any covenant or agreement under this Agreement.

Section 7.4 Third Party Claim Procedures. In the case of any claim asserted by a third party (a “Third Party Claim”) against a party entitled to indemnification under this Agreement (an “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of such Third Party Claim, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party and so long as the Indemnifying Party acknowledges in writing its obligation to indemnify, the Indemnified Party for Losses related to such Third Party Claim) to assume the defense of such Third Party Claim, provided that (a) counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (b) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to be given notice. The notice provided to the Indemnifying Party shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Losses that has been or may be suffered. If the Indemnifying Party does not assume the defense of such Third Party Claim within twenty (20) days of notice thereof, the Indemnified Party shall be entitled to assume and control such defense in any manner it reasonably may deem appropriate. In the event the Indemnifying Party has assumed the defense of such Third Party Claim within twenty (20) days of notice thereof, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Except with the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, no Indemnifying Party, in the defense of any such Third Party Claim, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of an irrevocable release from all liability and wrongdoing with respect to such Third Party Claim. Seller and Buyer shall cooperate in the defense of any Third Party Claim subject to this Article VII and the records of each shall be reasonably available to the other with respect to such defense.

Section 7.5 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which does not involve a Third Party Claim, the Indemnified Party shall notify the Indemnifying Party in writing of any Losses that such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to be given notice.

ARTICLE VIII

Closing Documents

Section 8.1 Delivery of Closing Documents by the Seller. On or before the Closing Date, the Seller will deliver to the Buyer or its counsel the following, in form and substance satisfactory to the Buyer and its counsel:

(a) certificates of good standing for the Seller and Company;

(b) an Assignment of Membership Interests duly executed by Seller transferring the Membership Interests to Buyer in the form attached hereto as Exhibit F;

(c) an Assignment and Assumption Agreement duly executed by the Seller and the Company with respect to the Accepted Liabilities;

(d) certificates from manager, trustee, or secretary, as applicable, of Seller and Company, in standard form, certifying as to such entity’s organizational documents and resolutions approving the transactions contemplated hereby and the incumbency of the Persons signing on behalf of the Seller and Company;

(e) all other documents, acts, things and assurances as may be required in the reasonable opinion of the attorneys for the Buyer for consummating the transactions contemplated by this Agreement; and

(f) a closing settlement statement duly executed by Seller.

Section 8.2 Delivery of Closing Documents by the Buyer. On or before the Closing Date, the Buyer will deliver to the Seller or its counsel the following, in form and substance satisfactory to the Seller and their counsel:

(a) a certificate of good standing for the Buyer;

(b) a certificate from manager, trustee, or secretary, as applicable, of Buyer, in standard form, certifying as to the Buyer’s organizational documents and resolutions approving the transactions contemplated hereby and the incumbency of the Persons signing the same on behalf of the Buyer;

(c) all other documents, acts, things and assurances as may be required in the reasonable opinion of the attorneys of the Seller for insuring that all of the transactions contemplated by this Agreement are carried out to the fullest extent possible;

(d) a closing settlement statement duly executed by Buyer.

ARTICLE IX

Miscellaneous

Section 9.1 Notices. During the term of this Agreement, notices required or contemplated by this Agreement shall be in writing and deemed given (a) when personally served, or (b) on the day said communication is received or refused to be received when delivered by the U.S. mail, registered or certified mail, return receipt requested, postage prepaid, facsimile or electronic mail (provided that in the event of electronic or facsimile delivery, an original notice shall also be delivered by overnight delivery), or (c) the next business day after delivery of said notice to a nationally recognized overnight courier service, addressed as follows:

To Seller:	c/o Provident Real Estate Ventures Attn: Phillip M. Jaffe 2800 Niagara Lane North Plymouth, MN 55447 Facsimile: (952) 278-2155 Email: pjaffe@providentrev.com

With a copy to:

Jeffrey S. Johnson, Esq.

Barna, Guzy & Steffen, Ltd.

400 Northtown Financial Plaza

200 Coon Rapids Blvd.

Minneapolis, MN 55433

Telephone: 763-783-5120

Facsimile No.: 763-780-1777

E-mail: jjohnson@bgs.com

To Buyer:	MVP Minneapolis Orpheum Lot, LLC 8880 W. Sunset Road, Suite 240 Las Vegas, NV 89148 Telephone: 702-921-5514 Email: danny@mvpreit.com

With a copy to:	Craig D. Burr, Esq. 8880 W. Sunset Road, Suite 210 Las Vegas, NV 89148 Email: craig@craigburr.com

and a copy to:	Winthrop & Weinstine, P.A. 225 South Sixth Street, Suite 3500 Minneapolis, MN 55401 Attn: Tammera R. Diehm Telephone: (612) 604-6658 Facsimile: (612) 604-6958 Email: tdiehm@winthrop.com

To Title Company:	First American Title Insurance Company 801 Nicollet Mall, Suite 1900, Minneapolis, MN 55402, Attn: Nicole Haapala Email: NHaapala@firstam.com

Section 9.2 Expenses. Each party hereto shall pay its own expenses, including without limitation, fees and expenses of its agents, representatives, counsel, auditors, and accountants, incidental to the preparation and carrying out of this Agreement.

Section 9.3 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

Section 9.4 Legal Fees and Costs. In the event of any disputes or controversies arising from the Agreement or its interpretation, the party or parties prevailing in a court of competent jurisdiction or receiving a settlement payment will be entitled to receive reasonable legal fees and costs incurred in connection with same. Each party will have the right to choose its own counsel in connection with any such matter, with all reasonable legal fees and related costs to be reimbursed by the party that does not prevail in the dispute or controversy.

Section 9.5 Entire Agreement; Amendment.

(a) This Agreement together with the other agreements provided for herein embody the whole agreement of the parties. There are no promises, terms, conditions, or obligations other than those contained herein. All previous negotiations between the parties, either verbal or written, not herein contained are hereby withdrawn and annulled. This Agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.

(b) This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Buyer.

Section 9.6 Captions; Counterparts. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, either of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.7 Governing Law. This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of Minnesota, without regard to its principles of conflict of laws.

Section 9.8 Severability. If a court of competent jurisdiction or an arbitrator should find any term or provision of this Agreement to be unenforceable and invalid by reason of being overly broad, the parties agree that the court shall limit the scope or duration of such provision to the maximum enforceable scope or duration allowed by law. Any term or provision deemed by a court of competent jurisdiction to be unenforceable and invalid for any other reason shall be severed from this Agreement, and the remainder of this Agreement shall continue in full force and effect.

Section 9.9 Counterparts / Electronic Signatures. This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. Facsimile, PDF or other electronic copies evidencing execution of this Agreement expressly signed by Seller or Buyer shall be deemed to be originals.

Section 9.10 Time. Any period of time described in this Agreement by reference to a number of days includes Saturdays, Sundays, and any state or national holidays. Any period of time described in this Agreement by reference to a number of business days does not include Saturdays, Sundays, or any state or national holidays. If the date or last date to perform any act or to give any notice is a Saturday, Sunday, or state or national holiday, that act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday, or state or national holiday. Time is of the essence of this Agreement.

Section 9.11 Effective Date. If this Agreement is not signed simultaneously by Seller and Buyer it shall be considered to be an offer made by the party first executing it to the other party. In this event that offer shall expire at midnight on the fifth (5th) business day following signature by the offering party, unless by that time one copy signed by the party to whom the offer has been made shall have been placed in the mail or personally delivered to the party making the offer. “Effective Date” means the date upon which this Agreement is executed by the last signatory.

Section 9.12 Construction. Seller and Buyer acknowledge that they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

BUYER:

MVP MINNEAPOLIS ORPHEUM LOTS, LLC, a Minnesota limited liability company

By:

	Name:	Michael Shustek
	Title:	Manager

SELLER:

MINNEAPOLIS PARKING VENTURE LLC, a Delaware limited liability company
By:	Alatus Venture, LLC
Its:	Manager

By:

	Name:	Phillip M. Jaffe
	Title:	Manager/Treasurer
(Constituting the sole member of Minneapolis Venture LLC)

Approved and agreed:

COMPANY:

MINNEAPOLIS VENTURE LLC a Delaware limited liability company

By:

	Name:	Phillip M. Jaffe
	Title:	Manager

EXHIBIT A

Legal Description

Orpheum Block Parcel

Parcel 1:

Lots 1, 2, 3, the Northeasterly 50 feet of Lot 4, and Lots 8, 9, and 10, Block 9; except the parts thereof lying within 10th Street North, Hennepin Avenue and Hawthorne Avenue; all in Harmon’s Addition to Minneapolis, in Hennepin County, Minnesota.

Parcel 2:

Lots 6 and 7, Block 9, Harmon’s Addition to Minneapolis, according to the recorded plat thereof, Hennepin County, Minnesota.

Parcel 3:

Lot 5, and the southwesterly 16 feel of Lot 4, Block 9 Harmon’s Addition to Minneapolis, Hennepin County, Minnesota.

Ramada Block Parcel

PARCEL A:

Lots 7, 8, 9, 10, 11 and 12; the South 45 feet of Lot 1; the South 45 feet of the East  1⁄2 of Lot 2; and the South 50 feet of the West  1⁄2 of Lot 2, all in Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis, except the rear or North 1/3 of Lots 7, 8 and 9, and except the North 50 feet of Lots 10, 11 and 12, all in Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis; and all of Block 6, Harmon’s Addition to Minneapolis, except Lot 2, thereof, Hennepin County, Minnesota.

Abstract Property

PAR 1:

Lot 2, Block 6, Harmon’s Addition to Minneapolis.

PAR 2:

Rear or North 1/3 of Lots 7, 8 and 9, and North 50 feet of Lots 10, 11 and 12, Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis, Hennepin County, Minnesota.

Torrens Property

Torrens Certificate No. 1171150

PARCEL B:

PAR 1:

That part of Lot 2, Block 15, Wilson, Bell and Wagner’s Addition To Minneapolis, described as follows: Commencing at a point on the West line of said Lot 50 feet North of the Southwest corner; thence at right angles East on a parallel with 1st Avenue North a distance of 25 feet; thence at right angles North a line parallel with the West line of said Lot a distance of 100 feet more or less to the North line of said Lot; thence West along the North line of said Lot to Northwest corner 25 feet; thence South along the West line of said lot to the point of beginning.

PAR 2:

That part of Lots 1 and 2, Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis, described as follows: Commencing at the Northeasterly corner of said Block at the intersection of the Tenth Street and First Avenue North; thence Southerly along Tenth Street 105 feet; thence Westerly and parallel with and 105 feet from First Avenue North 75 feet, more or less, to a point 25 feet East of the West line of said Lot 2, measured along a line parallel with First Avenue North; thence Northerly on a line parallel with the West line of said Lot 2 a distance of 105 feet to the North line of said Lot 2; thence Easterly along the North line of said Lots 2 and 1 to the point of beginning.

Hennepin County, Minnesota

Torrens Property

Torrens Certificate No. 1186546

EXHIBIT B

Permitted Exceptions

1.	Utility and drainage easements as shown on the recorded plat.

2.	The lien of taxes which are not yet due and payable.

3.	Special assessments becoming a lien against the Property subsequent to the year of Closing.

4.	Building and zoning laws, ordinances, State and Federal Regulations.

5.	Reservation of any mineral or mineral rights to the State of Minnesota.

1

EXHIBIT C

Environmental Reports Previously Provided

Orpheum Block

1.	Phase I Environmental Site Assessment dated June 7, 2007, prepared by American Engineer Testing Inc.

2.	Phase II Environmental Site Assessment dated June 21, 2007, prepared by American Engineer Testing Inc.

3.	Report of Phase II Environmental Site Assessment dated September 28, 2007, prepared by American Engineer Testing Inc.

4.	Phase I Environmental Site Assessment dated September 15, 2015, prepared by Bock & Clark Environmental, LLC.

5.	Phase II Environmental Site Assessment dated November 5, 2015, prepared by Pinnacle Engineering, Inc.

Ramada Block

1.	Phase I Environmental Site Assessment 10th Street North and Hawthorne Avenue dated June7, 2007, prepared by American Engineer Testing Inc.

2.	Report of Phase II Environmental Site Assessment dated September 20, 2007 prepared by American Engineer Testing Inc.

3.	Phase I Environmental Site Assessment dated September 15, 2015, prepared by Bock & Clark Environmental, LLC.

4.	Phase II Environmental Site Assessment dated November 5, 2015, prepared by Pinnacle Engineering, Inc.

1

EXHIBIT D

Leases

1.	Three (3) Clear Channel Billboard Leases which are currently on month to month status.

2.	Monthly parking licenses as described in Exhibit D-1.

1

EXHIBIT D-1

Rent Roll

1.	Ramada Block Customer List (see attached)

2.	Orpheum Block Customer List (see attached)

1

RAMADA BLOCK CUSTOMER LIST

MONTHLY BILLING LIST AS OF: 8/14/2015

Location: 02 — Ramada

Customer #	Customer Name	Card #	Description	Quantity	Unit Price	Extension	Tax Schedule
02-AHO	Jonathan Aho	249		1	110.00	110.00	MN MPLS
02-ARMY01	Salvation Army #1	1112-1		1	60.00	60.00	EX
02-ARMY02	Salvation Army #26	1112-1A		1	70.00	70.00	EX
02-ARMY03	Salvation Army #2	1112-2		1	60.00	60.00	EX
02-ARMY04	Salvation Army #27	1112-2A		1	70.00	70.00	EX
02-ARMY05	Salvation Army #28	1112-3		1	60.00	60.00	EX
02-ARMY06	Salvation Army #3	1112-3A		1	70.00	70.00	EX
02-ARMY07	Salvation Army #29	1112-4		1	60.00	60.00	EX
02-ARMY08	Salvation Army #4	1112-4A		1	70.00	70.00	EX
02-ARMY09	Salvation Army #30	1112-5		1	60.00	60.00	EX
02-ARMY10	Salvation Army #5	1112-5A		1	70.00	70.00	EX
02-ARMY11	Salvation Army #31	1112-6		1	60.00	60.00	EX
02-ARMY12	Salvation Army #6	1112-6A		1	70.00	70.00	EX
02-ARMY13	Salvation Army #7	1112-7		1	60.00	60.00	EX
02-ARMY14	Salvation Army #8	1112-8		1	60.00	60.00	EX
02-ARMY15	Salvation Army #9	1112-9		1	60.00	60.00	EX
02-ARMY16	Salvation Army #10	1112-10		1	60.00	60.00	EX
02-ARMY17	Salvation Army #11	1112-11		1	60.00	60.00	EX
02-ARMY18	Salvation Army #12	1112-12		1	60.00	60.00	EX
02-ARMY19	Salvation Army #13	1112-13		1	60.00	60.00	EX
02-ARMY20	Salvation Army #14	1112-14		1	60.00	60.00	EX
02-ARMY21	Salvation Army #15	1112-15		1	60.00	60.00	EX
02-ARMY22	Salvation Army #16	1112-16		1	60.00	60.00	EX
02-ARMY23	Salvation Army #17	1112-17		1	60.00	60.00	EX
02-ARMY24	Salvation Army #18	1112-18		1	60.00	60.00	EX
02-ARMY25	Salvation Army #19	1112-19		1	60.00	60.00	EX
02-ARMY26	Salvation Army #20	1112-20		1	60.00	60.00	EX
02-ARMY27	Salvation Army #21	1112-21		1	60.00	60.00	EX
02-ARMY28	Salvation Army #22	1112-22		1	60.00	60.00	EX
02-ARMY29	Salvation Army #23	1112-23		1	60.00	60.00	EX
02-ARMY30	Salvation Army #24	1112-24		1	60.00	60.00	EX
02-ARMY31	Salvation Army #25	1112-25		1	60.00	60.00	EX
02-AUNCOR01	Troy Abeln	208		1	88.15	88.15	MN MPLS
02-AUNCOR02	Ron Beckmann	217		1	88.15	88.15	MN MPLS
02-AUNCOR03	Andrew Bloedorn	238		1	88.15	88.15	MN MPLS
02-AUNCOR04	Jason Brune	206		1	88.15	88.15	MN MPLS
02-AUNCOR05	Josh Brunmeier	215		1	88.15	88.15	MN MPLS
02-AUNCOR06	Illiana Cantu-Delgado	229		1	88.15	88.15	MN MPLS
02-AUNCOR07	Rachael Geng	233		1	88.15	88.15	MN MPLS
02-AUNCOR08	Kim Golden	205		1	88.15	88.15	MN MPLS
02-AUNCOR09	Brent Hagerty	214		1	88.15	88.15	MN MPLS
02-AUNCOR10	Crystal Lee	202		1	88.15	88.15	MN MPLS
02-AUNCOR11	Matthew Knafla	209		1	88.15	88.15	MN MPLS
02-AUNCOR12	Jacky Kwong	201		1	88.15	88.15	MN MPLS
02-AUNCOR13	Alex Lang	216		1	88.15	88.15	MN MPLS
02-AUNCOR14	Jordan Manikowski	219		1	88.15	88.15	MN MPLS
02-AUNCOR15	Ben Mclean	220		1	88.15	88.15	MN MPLS
02-AUNCOR16	Molly Mclean	203		1	88.15	88.15	MN MPLS
02-AUNCOR18	Joel Osanai	221		1	88.15	88.15	MN MPLS
02-AUNCOR19	Martin Peyer	211		1	88.15	88.15	MN MPLS
02-AUNCOR20	Jeremy Peyer	218		1	88.15	88.15	MN MPLS
02-AUNCOR21	Ben Pickhardt	225		1	88.15	88.15	MN MPLS

2

MONTHLY BILLING LIST AS OF: 8/14/2015

Location: 02 — Ramada

Customer #	Customer Name	Card #	Description	Quantity	Unit Price	Extension	Tax Schedule
02-AUNCOR22	Katie. Roehl	224		1	88.15	88.15	MN MPLS
02-AUNCOR23	Emily Scott	223		1	88.15	88.15	MN MPLS
02-AUNCOR24	Ian Sharer	210		1	88.15	88.15	MN MPLS
02-AUNCOR25	Kathleen Kittridge	212		1	88.15	88.15	MN MPLS
02-AUNCOR26	Dave Wiebelhaus	222		1	88.15	88.15	MN MPLS
02-AUNCOR27	Jared Wilson	231		1	88.15	88.15	MN MPLS
02-AUNCOR29	Megan Schierenbeck	200		1	88.15	88.15	MN MPLS
02-AUNCOR30	Brenna Peterson	135		1	88.15	88.15	MN MPLS
02-AUNCOR31	Jonothan Moreno	245		1	88.15	88.15	MN MPLS
02-AUNCOR32	Colin Palbicki	047		1	88.15	88.15	MN MPLS
02-AUNCOR33	Ryan Skluzacek	098		1	88.15	88.15	MN MPLS
02-BENDER	Kyle Bender	248		1	110.00	110.00	MN MPLS
02-BERGERSON	Jennifer Bergerson	243		1	82.50	82.50	MN MPLS
02-BLANK	Robin Blank	046		1	82.50	82.50	MN MPLS
02-BORGENDALE	Kevin Borgendale	234		1	82.50	82.50	MN MPLS
02-BOSLEY	Amanda Bosley	045		1	110.00	110.00	MN MPLS
02-CERQUA	Josh Cerqua	228		1	88.15	88.15	MN MPLS
02-CHRISTIANSON	Alysa Christianson	300		1	88.15	88.15	MN MPLS
02-CORNERS	Matt Corners	056		1	82.50	82.50	MN MPLS
02-DAMAN	Andrew Daman	236		1	88.15	88.15	MN MPLS
02-DERUNGS	Allison Derungs	036		1	88.15	88.15	MN MPLS
02-DOWNING	Joseph Downing	168		1	110.00	110.00	MN MPLS
02-DYBEVIK	Sarah Dybevik	051		1	82.50	82.50	MN MPLS
02-EINCK	Marion Einck	427		1	88.15	88.15	MN MPLS
02-FARMER	Erin Farmer	182		1	110.00	110.00	MN MPLS
02-FINLAY	Lee Finlay	048		1	110.00	110.00	MN MPLS
02-GUNDERSON	Sari Gunderson	244		1	82.50	82.50	MN MPLS
02-HARTWELL	Tanya Hartwell	240		1	88.15	88.15	MN MPLS
02-HEMMEN	Haley Hemmen	043		1	82.50	82.50	MN MPLS
02-HERMANSEN	Linda Hermansen	044		1	110.00	110.00	MN MPLS
02-HUSNICK	Rob Husnick	250		1	110.00	110.00	MN MPLS
02-IHRIG	Peter Ihrig	177		1	110.00	110.00	MN MPLS
02-JAMES	Neil James	178		1	110.00	110.00	MN MPLS
02-JOHNSON	Eric Johnson	195		1	88.15	88.15	MN MPLS
02-JOSLIN	Richard Joslin	192		1	82.50	82.50	MN MPLS
02-KADRLIK	Jillian Kadrlik	165		1	110.00	110.00	MN MPLS
02-KENNEDY	Amy Kennedy	193		1	88.15	88.15	MN MPLS
02-KNUTTILA	Megan Knuttila	194		1	82.50	82.50	MN MPLS
02-KUEHN	Amy Kuehn	239		1	82.50	82.50	MN MPLS
02-LOGAN	Rob Logan	189		1	110.00	110.00	MN MPLS
02-LOWE	Tammra Lowe	199		1	88.15	88.15	MN MPLS
02-MAJOR.E	Elliott Major	175		1	110.00	110.00	MN MPLS
02-MAJOR.L	Lynne Major	103		1	88.15	88.15	MN MPLS
02-MASON	Robert Mason	231		1	110.00	110.00	MN MPLS
02-METZGER	Brock Metzger	028		1	88.15	88.15	MN MPLS
02-MOLL	Derek Moll	230		1	88.15	88.15	MN MPLS
02-MOORE	Henry Moore	176		1	82.50	82.50	MN MPLS
02-MORCOMB	Darby Morcomb	247		1	110.00	110.00	MN MPLS
02-MUSSELL	Katelin Mussell	186		1	82.50	82.50	MN MPLS
02-NEWMAN	Anastasia Newman	247		1	82.50	82.50	MN MPLS
02-NGUYEN	Tony Nguyen	054		1	88.15	88.15	MN MPLS
02-OMEOGA	Amanze Omeoga	055		1	110.00	110.00	MN MPLS

3

MONTHLY BILLING LIST AS OF: 8/14/2015

Location: 02 — Ramada

Customer #	Customer Name	Card #	Description	Quantity	Unit Price	Extension	Tax Schedule
02-PARADAY	Karen Paraday	184		1	82.50	82.50	MN MPLS
02-PETERMEIER	Ann Petermeier	179		1	88.15	88.15	MN MPLS
02-PETERSEN	Katherine Peterzen	155		1	82.50	82.50	MN MPLS
02-RUBBELKE	Matthew Rubbelke	164		1	82.50	82.50	MN MPLS
02-RYAN	Mike Ryan	052		1	82.50	82.50	MN MPLS
02-SAUCIER	Nicole Saucier	174		1	82.50	82.50	MN MPLS
02-SCHMIDT	Leah Schmidt	160		1	110.00	110.00	MN MPLS
02-SCHNEIDER	Linda Schneider	181		1	110.00	110.00	MN MPLS
02-SCHUH	Ryan Schuh	245		1	110.00	110.00	MN MPLS
02-SIREK	Jacob Sirek	172		1	88.15	88.15	MN MPLS
02-SNYDER	Amanda Snyder	167		1	88.15	88.15	MN MPLS
02-SPODEN	Brad Spoden	242		1	88.15	88.15	MN MPLS
02-STEINBERG	Margaret Steinberg	227		1	88.15	88.15	MN MPLS
02-STUNYO	Erin Stunyo	185		1	82.50	82.50	MN MPLS
02-THUNSTROM	Alex Thunstrom	242		1	82.50	82.50	MN MPLS
02-TRAVERSIE	Larry Traversie	190		1	82.50	82.50	MN MPLS
02-VANBEEK	Tara VanBeek	180		1	110.00	110.00	MN MPLS
02-WANG	Sarah Wang	226		1	82.50	82.50	MN MPLS
02-WEIBY	Clayton Weiby	192		1	88.15	88.15	MN MPLS
02-WESTLUND	Bjorn Westlund	235		1	82.50	82.50	MN MPLS
02-WIRKLER	Nicole Wirkler	163		1	82.50	82.50	MN MPLS
02-WOOD	Brian Wood	166		1	88.15	88.15	MN MPLS
02-WRIGHT	Donna Wright	248		1	88.15	88.15	MN MPLS
02-YANG	Choua Yang	049		1	110.00	110.00	MN MPLS

Customer Count	128			128		10,793.80

4

ORPHEUM BLOCK CUSTOMER LIST

MONTHLY BILLING LIST AS OF: 8/14/2015

Location: 01 — Orpheum

Customer #	Customer Name	Card #	Description	Quantity	Unit Price	Extension	Tax Schedule
01-BURNS	Robert Burns	0092		1	125.98	125.98	MN MPLS
01-CLEAR	Clear Channel	NONE		0	0.00	5,248.73	MN MPLS
01-CRAVE01	Casey Lines	0015		1	125.98	125.98	MN MPLS
01-CRAVE05	Juan Carlos	0036		1	115.00	115.00	MN MPLS
01-CRAVE05	Juan Carlos	0036		1	-0.01	-0.01	MN MPLS
01-CRAVE06	Oscar Benabides	0087		1	115.00	115.00	MN MPLS
01-CRAVE06	Oscar Benabides	0087		1	-0.01	-0.01	MN MPLS
01-CRAVE07	Donny Nelson	0038		1	125.98	125.98	MN MPLS
01-CRAVE08	Sushi Chef	0026		1	125.98	125.98	MN MPLS
01-CRAVE09	Office Manager	0027		1	125.98	125.98	MN MPLS
01-CRAVE10	Ali Gravdahl	0024		1	125.98	125.98	MN MPLS
01-CRAVE11	Sasha Walley	0025		1	125.98	125.98	MN MPLS
01-CRAVE12	Freddy Martinez	156		1	125.98	125.98	MN MPLS
01-CRAVE13	Brandon Gilbert	157		1	125.98	125.98	MN MPLS
01-CRAVE14	Steve Eto	158		1	125.98	125.98	MN MPLS
01-CRAVE15	Gerard Klass	159		1	125.98	125.98	MN MPLS
01-CRAVE16	Matt Sanders	012		1	125.98	125.98	MN MPLS
01-FALBO	Brian Falbo	0098		1	125.98	125.98	MN MPLS
01-FEDEX01	FedEx 01	0031		1	106.70	106.70	MN MPLS
01-FEDEX02	FedEx 02	0028		1	106.70	106.70	MN MPLS
01-FEDEX03	FedEx 03	1056		1	106.70	106.70	MN MPLS
01-FEDEX04	FedEx 04	0025		1	106.70	106.70	MN MPLS
01-FEDEX05	BLX	0027		1	106.70	106.70	MN MPLS
01-FEDEX06	FedEx 06	0026		1	106.70	106.70	MN MPLS
01-HARTOS	Andrew Hartos	0082		1	106.70	106.70	MN MPLS
01-JACKSON	Karin Jackson	0078		1	125.98	125.98	MN MPLS
01-KNACH	Brian Knach	0094		1	106.70	106.70	MN MPLS
01-MCCOY	Meagan McCoy	001		1	125.98	125.98	MN MPLS
01-NELSON	Karmyn Nelson	0080		1	125.98	125.98	MN MPLS
01-NESSMAN	Mary Nessman	0030		1	125.98	125.98	MN MPLS
01-SHOE01	Tag #1046	0096		1	125.98	125.98	MN MPLS
01-SHOE01	Tag #1046	0096		1	125.98	125.98	MN MPLS
01-SHOE01	Tag #1046	0096		1	125.98	125.98	MN MPLS
01-SHOE01	Tag #1046	0096		1	125.98	125.98	MN MPLS
01-SHOE02	Tag #1047	0086		1	125.98	125.98	MN MPLS
01-SNELL	Stephanie Snell	0088		1	125.98	125.98	MN MPLS
01-STEPPE	Suzette Steppe	0089		1	125.98	125.98	MN MPLS
01-STUNTEBACK	Jane Stuntebeck	0081		1	125.98	125.98	MN MPLS
01-VERHOEVEN	Maria Verhoeven	0093		1	125.98	125.98	MN MPLS
01-WILLIAMS	Jessica Lozano-Williams	0100		1	106.70	106.70	MN MPLS
01-WOLLE	James Wolle	0029		1	125.98	125.98	MN MPLS

Customer Count	41			40		9,840.47

5

EXHIBIT E

Service Agreements

1.	Parking Management Agreement with Allied Parking, Inc.

2.	Gardener Landscape Contractor dated March 26, 2015.

3.	T-Mobile Wireless Connectivity for Pay Stations.

4.	T2 Systems Canada, Inc. Back-end Software for Pay Stations.

5.	Authorize.net Payment Gateway for Pay Stations.

6.	U.S. Bank Credit Card Processor for Pay Stations.

4

EXHIBIT F

[FORM OF]

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT OF MEMBERSHIP INTEREST AND ASSUMPTION

THIS ASSIGNMENT OF MEMBERSHIP INTEREST AND ASSUMPTION (this “Assignment and Assumption”), dated as of the      day of             , 2015, by and between Minneapolis Parking Venture LLC, a Delaware limited liability company (“Assignor”), and [**MVP **] (“Assignee”).

W I T N E S S E T H :

WHEREAS, Assignor is the [**sole**] member of [**                    **] (the “Company”), which is currently governed by that certain limited liability company agreement (the “LLC Agreement”) captioned “OPERATING AGREEMENT OF [**                    **], dated as of [**            ,     **]; and

WHEREAS, Assignor desires to assign to Assignee it’s entire membership interest, including, without limitation, all economic, voting and other interests appurtenant thereto, in the Company (such Assignor’s “Membership Interest”) and Assignee desires to acquire such Assignor’s Membership Interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignor hereby unconditionally assigns, sells, transfers, conveys and sets over to Assignee all of Assignor’s right, title and interest in and to the Membership Interest, including without limitation, all of such Assignor’s interest in the capital and the profits and losses of the Company and all of such Assignor’s rights to receive distributions of money, profits and other assets from the Company. Nothing in this Assignment and Assumption shall limit the provisions under that certain agreement (the “Purchase Agreement”) captioned “PURCHASE AGREEMENT”, dated as of November     , 2015, between [**                    **] (“Seller”), and [**MVP             **] (“Buyer”).

2. Assignee hereby accepts the assignment of Assignor’s Membership Interest and hereby expressly assumes all of Assignor’s obligations under the LLC Agreement first arising and accruing on or after the date hereof; provided that, as provided in paragraph 1 above, the foregoing will not limit Assignee’s rights and obligations under the Purchase Agreement. Assignor waives any claims or causes of action against the Company under the LLC Agreement or otherwise for matters occurring prior to the date hereof, other than claims or causes of action under the Purchase Agreement.

3. The indemnification provisions of Section 9 of the Purchase Agreement are incorporated herein by reference.

4

4. This Assignment and Assumption shall be interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

5. This Assignment and Assumption shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective legal representatives, successors and assigns.

6. This Assignment and Assumption may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

4

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption as of the day and year first above written.

ASSIGNORS:

MINNEAPOLIS PARKING VENTURE LLC,
a Delaware limited liability company
By:	Alatus Venture LLC,
Its:	Manager

By:
	Name:	Phillip M. Jaffe
	Title:	Manager/Treasurer
(Constituting the sole member of Minneapolis Venture LLC)

ASSIGNEE:

[**MVP**]

By:
Name:
Title:

5

EXHIBIT G

PROFORMA

Form No. 1402.06	Policy Page 1
ALTA Owner’s Policy (6-17-06)	Policy Number: 749381 Proforma
1100302P050600

OWNER’S POLICY OF TITLE INSURANCE

ISSUED BY

First American Title Insurance Company

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at the address shown in Section 18 of the Conditions.

COVERED RISKS

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS, FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation (the “Company”) insures, as of Date of Policy and, to the extent stated in Covered Risks 9 and 10, after Date of Policy, against loss or damage, not exceeding the Amount of Insurance, sustained or incurred by the Insured by reason of:

1.	Title being vested other than as stated in Schedule A.

2.	Any defect in or lien or encumbrance on the Title. This Covered Risk includes but is not limited to insurance against loss from

(a)	A defect in the Title caused by

(i)	forgery, fraud, undue influence, duress, incompetency, incapacity, or impersonation;

(ii)	failure of any person or Entity to have authorized a transfer or conveyance;

(iii)	a document affecting Title not properly created, executed, witnessed, sealed, acknowledged, notarized, or delivered;

(iv)	failure to perform those acts necessary to create a document by electronic means authorized by law;

(v)	a document executed under a falsified, expired, or otherwise invalid power of attorney;

(vi)	a document not properly filed, recorded, or indexed in the Public Records including failure to perform those acts by electronic means authorized by law; or

(vii)	a defective judicial or administrative proceeding.

(b)	The lien of real estate taxes or assessments imposed on the Title by a governmental authority due or payable, but unpaid.

(c)	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land. The term “encroachment” includes encroachments of existing improvements located on the Land onto adjoining land, and encroachments onto the Land of existing improvements located on adjoining land.

3.	Unmarketable Title.

4.	No right of access to and from the Land.

5.	The violation or enforcement of any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(a)	the occupancy, use, or enjoyment of the Land;

(b)	the character, dimensions, or location of any improvement erected on the Land;

(c)	the subdivision of land; or

(d)	environmental protection

if a notice, describing any part of the Land, is recorded in the Public Records setting forth the violation or intention to enforce, but only to the extent of the violation or enforcement referred to in that notice.

6.	An enforcement action based on the exercise of a governmental police power not covered by Covered Risk 5 if a notice of the enforcement action, describing any part of the Land, is recorded in the Public Records, but only to the extent of the enforcement referred to in that notice.

7.	The exercise of the rights of eminent domain if a notice of the exercise, describing any part of the Land, is recorded in the Public Records.

8.	Any taking by a governmental body that has occurred and is binding on the rights of a purchaser for value without Knowledge.

9.	Title being vested other than as stated in Schedule A or being defective

(a)	as a result of the avoidance in whole or in part, or from a court order providing an alternative remedy, of a transfer of all or any part of the title to or any interest in the Land occurring prior to the transaction vesting Title as shown in Schedule A because that prior transfer constituted a fraudulent or preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws; or

(b)	because the instrument of transfer vesting Title as shown in Schedule A constitutes a preferential transfer under federal bankruptcy, state insolvency, or similar creditors’ rights laws by reason of the failure of its recording in the Public Records

(i)	to be timely, or

(ii)	to impart notice of its existence to a purchaser for value or to a judgment or lien creditor.

10.	Any defect in or lien or encumbrance on the Title or other matter included in Covered Risks 1 through 9 that has been created or attached or has been filed or recorded in the Public Records subsequent to Date of Policy and prior to the recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

The Company will also pay the costs, attorneys’ fees, and expenses incurred in defense of any matter insured against by this policy, but only to the extent provided in the Conditions.

First American Title Insurance Company

Dennis J. Gilmore

President

Jeffrey S. Robinson

Secretary

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 2 Policy Number: 749381 Proforma

EXCLUSIONS FROM COVERAGE

The following matters are expressly excluded from the coverage of this policy, and the Company will not pay loss or damage, costs, attorneys’ fees, or expenses that arise by reason of:

1.	(a)	Any law, ordinance, permit, or governmental regulation (including those relating to building and zoning) restricting, regulating, prohibiting, or relating to

(i)	the occupancy, use, or enjoyment of the Land;

(ii)	the character, dimensions, or location of any improvement erected on the Land;

(iii)	the subdivision of land; or

(iv)	environmental protection;

or the effect of any violation of these laws, ordinances, or governmental regulations. This Exclusion 1(a) does not modify or limit the coverage provided under Covered Risk 5.

(b)	Any governmental police power. This Exclusion 1(b) does not modify or limit the coverage provided under Covered Risk 6.

2.	Rights of eminent domain. This Exclusion does not modify or limit the coverage provided under Covered Risk 7 or 8.

3.	Defects, liens, encumbrances, adverse claims, or other matters

(a)	created, suffered, assumed, or agreed to by the Insured Claimant;

(b)	not Known to the Company, not recorded in the Public Records at Date of Policy, but Known to the Insured Claimant and not disclosed in writing to the Company by the Insured Claimant prior to the date the Insured Claimant became an Insured under this policy;

(c)	resulting in no loss or damage to the Insured Claimant;

(d)	attaching or created subsequent to Date of Policy (however, this does not modify or limit the coverage provided under Covered Risks 9 and 10); or

(e)	resulting in loss or damage that would not have been sustained if the Insured Claimant had paid value for the Title.

4.	Any claim, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws, that the transaction vesting the Title as shown in Schedule A, is

(a)	a fraudulent conveyance or fraudulent transfer; or

(b)	a preferential transfer for any reason not stated in Covered Risk 9 of this policy.

5.	Any lien on the Title for real estate taxes or assessments imposed by governmental authority and created or attaching between Date of Policy and the date of recording of the deed or other instrument of transfer in the Public Records that vests Title as shown in Schedule A.

CONDITIONS

1.	DEFINITION OF TERMS

The following terms when used in this policy mean:

(a)	“Amount of Insurance”: The amount stated in Schedule A, as may be increased or decreased by endorsement to this policy, increased by Section 8(b), or decreased by Sections 10 and 11 of these Conditions.

(b)	“Date of Policy”: The date designated as “Date of Policy” in Schedule A.

(c)	“Entity”: A corporation, partnership, trust, limited liability company, or other similar legal entity.

(d)	“Insured”: The Insured named in Schedule A.

(i)	The term “Insured” also includes

(A)	successors to the Title of the Insured by operation of law as distinguished from purchase, including heirs, devisees, survivors, personal representatives, or next of kin;

(B)	successors to an Insured by dissolution, merger, consolidation, distribution, or reorganization;

(C)	successors to an Insured by its conversion to another kind of Entity;

(D)	a grantee of an Insured under a deed delivered without payment of actual valuable consideration conveying the Title

(1)	if the stock, shares, memberships, or other equity interests of the grantee are wholly-owned by the named Insured,

(2)	if the grantee wholly owns the named Insured,

(3)	if the grantee is wholly-owned by an affiliated Entity of the named Insured, provided the affiliated Entity and the named Insured are both wholly-owned by the same person or Entity, or

(4)	if the grantee is a trustee or beneficiary of a trust created by a written instrument established by the Insured named in Schedule A for estate planning purposes.
(ii)	With regard to (A), (B), (C), and (D) reserving, however, all rights and defenses as to any successor that the Company would have had against any predecessor Insured.

(e)	“Insured Claimant”: An Insured claiming loss or damage.

(f)	“Knowledge” or “Known”: Actual knowledge, not constructive knowledge or notice that may be imputed to an Insured by reason of the Public Records or any other records that impart constructive notice of matters affecting the Title.

(g)	“Land”: The land described in Schedule A, and affixed improvements that by law constitute real property. The term “Land” does not include any property beyond the lines of the area described in Schedule A, nor any right, title, interest, estate, or easement in abutting streets, roads, avenues, alleys, lanes, ways, or waterways, but this does not modify or limit the extent that a right of access to and from the Land is insured by this policy.

(h)	“Mortgage”: Mortgage, deed of trust, trust deed, or other security instrument, including one evidenced by electronic means authorized by law.

(i)	“Public Records”: Records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without Knowledge. With respect to Covered Risk 5(d), “Public Records” shall also include environmental protection liens filed in the records of the clerk of the United States District Court for the district where the Land is located.

(j)	“Title”: The estate or interest described in Schedule A.

(k)	“Unmarketable Title”: Title affected by an alleged or apparent matter that would permit a prospective purchaser or lessee of the Title or lender on the Title to be released from the obligation to purchase, lease, or lend if there is a contractual condition requiring the delivery of marketable title.

2.	CONTINUATION OF INSURANCE

        The coverage of this policy shall continue in force as of Date of Policy in favor of an Insured, but only so long as the Insured retains an estate or interest in the Land, or holds an obligation secured by a purchase money Mortgage given by a purchaser from the Insured, or only so long as the Insured shall have liability by reason of warranties in any transfer or conveyance of the Title. This policy shall not continue in force in favor of any purchaser from the Insured of either (i) an estate or interest in the Land, or (ii) an obligation secured by a purchase money Mortgage given to the Insured.

3.	NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT

The Insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 5(a) of these Conditions, (ii) in case Knowledge shall come to an Insured hereunder of any claim of title or interest that is adverse to the Title, as insured, and that might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if the Title, as insured, is rejected as Unmarketable Title. If the Company is prejudiced by the failure of the Insured Claimant to provide prompt notice, the Company’s liability to the Insured Claimant under the policy shall be reduced to the extent of the prejudice.

4.	PROOF OF LOSS

In the event the Company is unable to determine the amount of loss or damage, the Company may, at its option, require as a condition of payment that the Insured Claimant furnish a signed proof of loss. The proof of loss must describe the defect, lien, encumbrance, or other matter insured against by this policy that constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage.

5.	DEFENSE AND PROSECUTION OF ACTIONS

(a)	Upon written request by the Insured, and subject to the options contained in Section 7 of these Conditions, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an Insured in litigation in which any third party asserts a claim covered by this policy adverse to the Insured. This obligation is limited to only those stated causes of action alleging matters insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the Insured to object for reasonable cause) to represent the Insured as to those stated causes of action. It shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs, or expenses incurred by the Insured in the defense of those causes of action that allege matters not insured against by this policy.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 3 Policy Number: 749381 Proforma

(b)	The Company shall have the right, in addition to the options contained in Section 7 of these Conditions, at its own cost, to institute and prosecute any action or proceeding or to do any other act that in its opinion may be necessary or desirable to establish the Title, as insured, or to prevent or reduce loss or damage to the Insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable to the Insured. The exercise of these rights shall not be an admission of liability or waiver of any provision of this policy. If the Company exercises its rights under this subsection, it must do so diligently.

(c)	Whenever the Company brings an action or asserts a defense as required or permitted by this policy, the Company may pursue the litigation to a final determination by a court of competent jurisdiction, and it expressly reserves the right, in its sole discretion, to appeal any adverse judgment or order.

6.	DUTY OF INSURED CLAIMANT TO COOPERATE

(a)	In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding and any appeals, the Insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, including the right to use, at its option, the name of the Insured for this purpose. Whenever requested by the Company, the Insured, at the Company’s expense, shall give the Company all reasonable aid (i) in securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act that in the opinion of the Company may be necessary or desirable to establish the Title or any other matter as insured. If the Company is prejudiced by the failure of the Insured to furnish the required cooperation, the Company’s obligations to the Insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

(b)	The Company may reasonably require the Insured Claimant to submit to examination under oath by any authorized representative of the Company and to produce for examination, inspection, and copying, at such reasonable times and places as may be designated by the authorized representative of the Company, all records, in whatever medium maintained, including books, ledgers, checks, memoranda, correspondence, reports, e-mails, disks, tapes, and videos whether bearing a date before or after Date of Policy, that reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the Insured Claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect, and copy all of these records in the custody or control of a third party that reasonably pertain to the loss or damage. All information designated as confidential by the Insured Claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is necessary in the administration of the claim. Failure of the Insured Claimant to submit for examination under oath, produce any reasonably requested information, or grant permission to secure reasonably necessary information from third parties as required in this subsection, unless prohibited by law or governmental regulation, shall terminate any liability of the Company under this policy as to that claim.

7.	OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

In case of a claim under this policy, the Company shall have the following additional options:

(a)	To Pay or Tender Payment of the Amount of Insurance.

To pay or tender payment of the Amount of Insurance under this policy together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment or tender of payment and that the Company is obligated to pay. Upon the exercise by the Company of this option, all liability and obligations of the Company to the Insured under this policy, other than to make the payment required in this subsection, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

(b)	To Pay or Otherwise Settle With Parties Other Than the Insured or With the Insured Claimant.

(i)	To pay or otherwise settle with other parties for or in the name of an Insured Claimant any claim insured against under this policy. In addition, the Company will pay any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay; or

(ii)	To pay or otherwise settle with the Insured Claimant the loss or damage provided for under this policy, together with any costs, attorneys’ fees, and expenses incurred by the Insured Claimant that were authorized by the Company up to the time of payment and that the Company is obligated to pay.

Upon the exercise by the Company of either of the options provided for in subsections (b)(i) or (ii), the Company’s obligations to the Insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation.

8.	DETERMINATION AND EXTENT OF LIABILITY

This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the Insured Claimant who has suffered loss or damage by reason of matters insured against by this policy.

(a)	The extent of liability of the Company for loss or damage under this policy shall not exceed the lesser of

(i)	the Amount of Insurance; or

(ii)	the difference between the value of the Title as insured and the value of the Title subject to the risk insured against by this policy.

(b)	If the Company pursues its rights under Section 5 of these Conditions and is unsuccessful in establishing the Title, as insured,

(i)	the Amount of Insurance shall be increased by 10%, and

(ii)	the Insured Claimant shall have the right to have the loss or damage determined either as of the date the claim was made by the Insured Claimant or as of the date it is settled and paid.

(c)	In addition to the extent of liability under (a) and (b), the Company will also pay those costs, attorneys’ fees, and expenses incurred in accordance with Sections 5 and 7 of these Conditions.

9.	LIMITATION OF LIABILITY

(a)	If the Company establishes the Title, or removes the alleged defect, lien, or encumbrance, or cures the lack of a right of access to or from the Land, or cures the claim of Unmarketable Title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused to the Insured.

(b)	In the event of any litigation, including litigation by the Company or with the Company’s consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals, adverse to the Title, as insured.

(c)	The Company shall not be liable for loss or damage to the Insured for liability voluntarily assumed by the Insured in settling any claim or suit without the prior written consent of the Company.

10.	REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY

All payments under this policy, except payments made for costs, attorneys’ fees, and expenses, shall reduce the Amount of Insurance by the amount of the payment.

11.	LIABILITY NONCUMULATIVE

The Amount of Insurance shall be reduced by any amount the Company pays under any policy insuring a Mortgage to which exception is taken in Schedule B or to which the Insured has agreed, assumed, or taken subject, or which is executed by an Insured after Date of Policy and which is a charge or lien on the Title, and the amount so paid shall be deemed a payment to the Insured under this policy.

12.	PAYMENT OF LOSS

When liability and the extent of loss or damage have been definitely fixed in accordance with these Conditions, the payment shall be made within 30 days.

13.	RIGHTS OF RECOVERY UPON PAYMENT OR SETTLEMENT

(a)	Whenever the Company shall have settled and paid a claim under this policy, it shall be subrogated and entitled to the rights of the Insured Claimant in the Title and all other rights and remedies in respect to the claim that the Insured Claimant has against any person or property, to the extent of the amount of any loss, costs, attorneys’ fees, and expenses paid by the Company. If requested by the Company, the Insured Claimant shall execute documents to evidence the transfer to the Company of these rights and remedies. The Insured Claimant shall permit the Company to sue, compromise, or settle in the name of the Insured Claimant and to use the name of the Insured Claimant in any transaction or litigation involving these rights and remedies.

If a payment on account of a claim does not fully cover the loss of the Insured Claimant, the Company shall defer the exercise of its right to recover until after the Insured Claimant shall have recovered its loss.

(b)	The Company’s right of subrogation includes the rights of the Insured to indemnities, guaranties, other policies of insurance, or bonds, notwithstanding any terms or conditions contained in those instruments that address subrogation rights.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 4 Policy Number: 749381 Proforma

14.	ARBITRATION

Either the Company or the Insured may demand that the claim or controversy shall be submitted to arbitration pursuant to the Title Insurance Arbitration Rules of the American Land Title Association (“Rules”). Except as provided in the Rules, there shall be no joinder or consolidation with claims or controversies of other persons. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the Insured arising out of or relating to this policy, any service in connection with its issuance or the breach of a policy provision, or to any other controversy or claim arising out of the transaction giving rise to this policy. All arbitrable matters when the Amount of Insurance is $2,000,000 or less shall be arbitrated at the option of either the Company or the Insured. All arbitrable matters when the Amount of Insurance is in excess of $2,000,000 shall be arbitrated only when agreed to by both the Company and the Insured. Arbitration pursuant to this policy and under the Rules shall be binding upon the parties. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court of competent jurisdiction.

15.	LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT

(a)	This policy together with all endorsements, if any, attached to it by the Company is the entire policy and contract between the Insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

(b)	Any claim of loss or damage that arises out of the status of the Title or by any action asserting such claim shall be restricted to this policy.

(c)	Any amendment of or endorsement to this policy must be in writing and authenticated by an authorized person, or expressly incorporated by Schedule A of this policy.
(d)	Each endorsement to this policy issued at any time is made a part of this policy and is subject to all of its terms and provisions. Except as the endorsement expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsement, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance.

16.	SEVERABILITY

In the event any provision of this policy, in whole or in part, is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision or such part held to be invalid, but all other provisions shall remain in full force and effect.

17.	CHOICE OF LAW; FORUM

(a)	Choice of Law: The Insured acknowledges the Company has underwritten the risks covered by this policy and determined the premium charged therefore in reliance upon the law affecting interests in real property and applicable to the interpretation, rights, remedies, or enforcement of policies of title insurance of the jurisdiction where the Land is located.

Therefore, the court or an arbitrator shall apply the law of the jurisdiction where the Land is located to determine the validity of claims against the Title that are adverse to the Insured and to interpret and enforce the terms of this policy. In neither case shall the court or arbitrator apply its conflicts of law principles to determine the applicable law.

(b)	Choice of Forum: Any litigation or other proceeding brought by the Insured against the Company must be filed only in a state or federal court within the United States of America or its territories having appropriate jurisdiction.

18.	NOTICES, WHERE SENT

Any notice of claim and any other notice or statement in writing required to be given to the Company under this policy must be given to the Company at 1 First American Way, Santa Ana, CA 92707, Attn: Claims Department.

POLICY OF TITLE INSURANCE

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 5 Policy Number: 749381 Proforma

SCHEDULE A

First American Title Insurance Company

Name and Address of the issuing Title Insurance Company:

First American Title Insurance Company

801 Nicollet Mall, Suite 1900

Minneapolis, MN 55402-2504

File No.: NCS-749381-MPLS	Policy No.: 749381 Proforma
Address Reference: Multiple Downtown addresses, Minneapolis, MN
Amount of Insurance: $15,995,000.00
Date of Policy: Date of recording at time of recording

1.	Name of Insured:

Minneapolis Venture LLC, a Delaware limited liability company

2.	The estate or interest in the Land that is insured by this policy is:

Fee Simple

3.	Title is vested in:

Minneapolis Venture LLC, a Delaware limited liability company

4.	The Land referred to in this policy is described as follows:

Real property in the City of Minneapolis, County of Hennepin, State of Minnesota, described as follows:

Parcel A (Certificate of Title No. 1357032):

Lots 2, 3, 4, 5, 6, 7, 8 and 9;

That part of Lots 1 and 10, lying southwesterly of the following described line: Commencing at the most northerly corner of said Block; thence on an assumed bearing of South 59 degrees 36 minutes 52 seconds West, along the northwesterly line of said Block, a distance of 49.97 feet to the point of beginning of the line to be described; thence South 29 degrees 15 minutes 15 seconds East 330.12 feet to a point on the southeasterly line of said Block distant 55.86 feet southwesterly of the most easterly corner of said Block; and said line there terminating.

All in Block 9, Harmon’s Addition to Minneapolis.

Parcel B1 (Certificate of Title No. 1214078.5):

Par 1: Lot 2, Block 6, Harmons Addition to Minneapolis

Par 2: Rear or North 1/3 of Lots 7, 8 and 9, and North 50 feet of Lots 10, 11, and 12

Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 6 Policy Number: 749381 Proforma

Parcel B2 (Certificate of Title No. 1214079.5):

Par 1: That part of Lot 2, Block 15, Wilson Bell And Wagner’s Addition To Minneapolis, described as follows: Commencing at a point on the West line of said Lot 50 feet North of the Southwest corner; thence at right angles East on a line parallel with 1st Avenue North a distance of 25 feet; thence at right angles North on a line parallel with the West line of said Lot a distance of 100 feet more or less to the North line of said Lot; thence West along the North line of said Lot to Northwest corner 25 feet; thence south along the West line of said lot to the point of beginning.

Par 2: That part of Lots 1 and 2, Block 15, Wilson Bell And Wagner’s Addition To Minneapolis, described as follows: Commencing at the Northeasterly corner of said Block at the intersection of 10th Street and First Avenue North; thence Southerly along Tenth Street 105 feet; thence Westerly and parallel with and 105 feet from First Avenue North 75 feet, more or less, to a point 25 feet East of the West line of said Lot 2, measured along a line parallel with First Avenue North; thence Northerly on a line parallel with the West line of said Lot 2 a distance of 105 feet to the North line of said Lot 2; thence Easterly along the North line of said Lots 2 and 1 to the point of beginning.

Parcel B3 (Abstract property):

Lots 7, 8, 9, 10, 11 and 12; the South 45 feet of Lot 1; the South 45 feet of the east 1/2 of Lot 2; and the South 50 feet of the West 1/2 of Lot 2, all in Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis, except the rear or North 1/3 of Lots 7, 8 and 9, and except the North 50 feet of Lots 10, 11 and 12, all in Block 15, Wilson, Bell and Wagner’s Addition to Minneapolis; and all of Block 6, Harmon’s Addition to Minneapolis, except Lot 2 thereof, Hennepin County, Minnesota.

NOTICE: This is a pro-forma policy furnished to or on behalf of the party to be insured. It neither reflects the present status of title, nor is it intended to be a commitment to insure. The inclusion of endorsements as part of the pro-forma policy in no way evidences the willingness of the Company to provide any affirmative coverage shown therein.

There are requirements which must be met before a final policy can be issued in the same form as this pro-forma policy. A commitment to insure setting forth these requirements should be obtained from the Company.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 7 Policy Number: 749381 Proforma

SCHEDULE B

File No.: NCS-749381-MPLS	Policy No.: 749381 Proforma

EXCEPTIONS FROM COVERAGE

This Policy does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses that arise by reason of:

NOTE: The following Exceptions 1 through 8 are shown insofar as they may affect title to Parcel A:

1.	A lien of real estate taxes, general and special, for 2016, a lien not yet due or payable, and subsequent years.

2.	Pending special assessments in the amount of $8,779.56 for Nicollet Mall improvements (PID 2702924210198);

Pending special assessments in the amount of $2,818.42 for Nicollet Mall improvements (PID 2702924210048);

Pending special assessments in the amount of $4,205.79 for Nicollet Mall improvements (PID 2702924210049); and

Pending special assessments in the amount of $2,658.89 for Nicollet Mall improvements (PID 2702924210050).

Special assessments levied after the date hereof.

3.	The following, which appears as a recital on the Certificate of Title for Parcel A: Subject to a reservation by the State of Minnesota of mineral and mineral rights; (As to Lot 5 and the Southwesterly 16 feet of Lot 4).

4.	The following, which appears as a recital on the Certificate of Title for Parcel A: Subject to a public roadway easement in favor of the City of Minneapolis for Hawthorne Avenue as described in Book 414 of Miscellaneous, page 166, CR Doc. No. 2130652; (over Lots 1, 2, 3, and 4).

5.	The following, which appears as a recital on the Certificate of Title for Parcel A: Subject to a public roadway easement in favor of the City of Minneapolis for Hennepin Avenue as described in Book 433 of Miscellaneous, page 442, CR Doc. No. 2213036 and in Book 433 of Miscellaneous, page 433, CR Doc. No. 2213037; (Over Lots 8, 9 and 10).

NOTE: Book 433 of Miscellaneous, page 433, is believed to be a typo, and should be Book 433 of Miscellaneous, page 443, instead.

6.	Rights of Standard Parking Plus, Inc., as tenant only, under unrecorded lease dated .

7.	Rights of Clear Channel Communications, as tenant only, under unrecorded month to month leases.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 8 Policy Number: 749381 Proforma

8.	The following matters shown in the survey prepared by Bock & Clark’s National Surveyors Network, dated PRELIMINARY, last revised and designated as Drawing No. :

a. Retaining wall encroaches upto 5.0 feet onto City right-of-way

b. Guard rails encroach upto 5.4 feet onto City right-of-way

c. Striped parking encroaches upto 5.4 feet onto City right-of-way

d. Concrete encroaches upto 2.7 feet onto subject Property

NOTE: The following Exceptions 9 through 17 are shown insofar as they may affect title to Parcel B:

9.	A lien of real estate taxes, general and special, for 2016, a lien not yet due or payable, and subsequent years.

10.	Pending special assessments in the amount of $331.11 for Nicollet Mall improvements (PID 2202924340099;

Pending special assessments in the amount of $1,049.38 for Nicollet Mall improvements (PID 2202924340098);

Pending special assessments in the amount of $4,612.09 and $12,857.26 for Nicollet Mall improvements (PID 2702924210196) and

Special assessments levied after the date hereof.

11.	The following, which appears as a recital on the Certificate of Title for Parcel B1: Subject to a reservation of all minerals and mineral rights by the State of Minnesota. As to Par 1.

12.	The following, which appears as a recital on the Certificate of Title for Parcel B2: Subject to minerals and minerals reserved by the State of Minnesota; (as to land in Par 1).

13.	Rights of the City of Minneapolis in Hawthorne Avenue, as said road is presently laid out and traveled and as shown by the instruments recorded in Book 414 of Miscellaneous, at page 166, and Book 831 of Miscellaneous, at page 524.

14.	Rights of the City of Minneapolis in 10th Street North, as said road is presently laid out and traveled and as shown by the Final Certificate, recorded March 5, 1996, in the office of the County Recorder as Doc. No. 6545894, and by the Amended Final Certificate, recorded May 16, 1996, in the office of the County Recorder as Doc. No. 6575048.

15.	Rights of the City of Minneapolis in 11th Street North, as said road is presently laid out and traveled.

NOTE: A survey that was sent to the Company states that this right of way was subject to a City acquisition dated September 2, 1874.

16.	Affidavit regarding underground fuel storage tanks, recorded March 2, 1993, in the office of the Registrar of Titles as Doc. No. 2350709, and recorded March 2, 1993, in the office of the County Recorder as Doc. No. 6045658.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 9 Policy Number: 749381 Proforma

17.	The following matters shown in the survey prepared by Bock & Clark’s National Surveyors Network, dated PRELIMINARY, last revised and designated as Drawing No. :

a. Retaining Wall encroaches up to 2.0 feet onto City Right-of-way.

b. Concrete encroaches up to 4.4 feet onto Subject property;

c. Iron Fence encroaches up to 1.3 feet onto City Right-of-Way; and

d. Concrete encroaches up to 2.6 feet onto Subject property.

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 10 Policy Number: 749381 Proforma

ACCESS AND ENTRY

ENDORSEMENT

AS TO PARCEL A

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from 11th Street N, Hennepin Avenue and Hawthorne Avenue (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date: Date of Policy

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10045 (7-1-14)	Page 10 of 25	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 11 Policy Number: 749381 Proforma

ACCESS AND ENTRY

ENDORSEMENT

AS TO PARCEL B

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured if, at Date of Policy (i) the Land does not abut and have both actual vehicular and pedestrian access to and from 10th Street N., 11th Street N., Hawthorne Avenue and Currie Avenue (the “Street”), (ii) the Street is not physically open and publicly maintained, or (iii) the Insured has no right to use existing curb cuts or entries along that portion of the Street abutting the Land.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date: Date of Policy

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10045 (7-1-14)	Page 11 of 25	ALTA 17-06 Access and Entry (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 12 Policy Number: 749381 Proforma

MULTIPLE TAX PARCEL

ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured by reason of:

1.	those portions of the Land identified below not being assessed for real estate taxes under the listed tax identification numbers or those tax identification numbers including any additional land:

Parcel:	Tax Identification Numbers:
Parcel A	27-029-24-21-0198
27-029-24-21-0048
27-029-24-21-0049
27-029-24-21-0050

Parcel B	27-029-24-21-0196
22-029-24-34-0098
22-029-24-34-0099

2.	the easements, if any, described in Schedule A being cut off or disturbed by the nonpayment of real estate taxes, assessments or other charges imposed on the servient estate by a governmental authority.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date: Date of Policy

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 13 Policy Number: 749381 Proforma

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10049 (7-1-14)	Page 13 of 25	ALTA 18.1-06 Multiple Tax Parcel (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 14 Policy Number: 749381 Proforma

SAME AS SURVEY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured by reason of the failure of the Land as described in Schedule A to be the same as that identified on the survey made by Bock & Clark’s National Surveyors Network dated PRELIMINARY, and designated Job No.                     .

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date: Date of Policy

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10059 (7-1-14)	Page 14 of 25	ALTA 25-06 Same as Survey (10-16-08) CLTA 116.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 15 Policy Number: 749381 Proforma

MINERALS AND OTHER SUBSURFACE

SUBSTANCES - IMPROVEMENTS ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

1.	The insurance provided by this endorsement is subject to the exclusion in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For purposes of this endorsement only, “Improvement” means a building, structure located on the surface of the Land, and any paved road, walkway, parking area, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of the enforced removal or alteration of any Improvement, resulting from the future exercise of any right existing at Date of Policy to use the surface of the Land for the extraction or development of minerals or any other subsurface substances excepted from the description of the Land or excepted in Schedule B.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	contamination, explosion, fire, vibration, fracturing, earthquake or subsidence;

b.	negligence by a person or an Entity exercising a right to extract or develop minerals or other subsurface substance; or

c.	the exercise of the rights described in (none).*

*	Instructional note: identify the interest excepted from the description of the Land in Schedule A or excepted in Schedule B that you intend to exclude from this coverage.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 16 Policy Number: 749381 Proforma

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

By:
Authorized Countersignature

Form 50-10827 (7-1-14)	Page 16 of 25	ALTA 35.1-06 Minerals and Other Subsurface Substances - Improvements (4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 17 Policy Number: 749381 Proforma

COVENANTS, CONDITIONS AND RESTRICTIONS -

IMPROVED LAND - OWNER’S POLICY ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

1.	The insurance provided by this endorsement is subject to the exclusions in Section 4 of this endorsement; and the Exclusions from Coverage, the Exceptions from Coverage contained in Schedule B, and the Conditions in the policy.

2.	For the purposes of this endorsement only,

a.	“Covenant” means a covenant, condition, limitation or restriction in a document or instrument in effect at Date of Policy.

b.	“Improvement” means a building, structure located on the surface of the Land, road, walkway, driveway, or curb, affixed to the Land at Date of Policy and that by law constitutes real property, but excluding any crops, landscaping, lawn, shrubbery, or trees.

3.	The Company insures against loss or damage sustained by the Insured by reason of:

a.	A violation on the Land at Date of Policy of an enforceable Covenant, unless an exception in Schedule B of the policy identifies the violation;

b.	Enforced removal of an Improvement as a result of a violation, at Date of Policy, of a building setback line shown on a plat of subdivision recorded or filed in the Public Records, unless an exception in Schedule B of the policy identifies the violation; or

c.	A notice of a violation, recorded in the Public Records at Date of Policy, of an enforceable Covenant relating to environmental protection describing any part of the Land and referring to that Covenant, but only to the extent of the violation of the Covenant referred to in that notice, unless an exception in Schedule B of the policy identifies the notice of the violation.

4.	This endorsement does not insure against loss or damage (and the Company will not pay costs, attorneys’ fees, or expenses) resulting from:

a.	any Covenant contained in an instrument creating a lease;

b.	any Covenant relating to obligations of any type to perform maintenance, repair, or remediation on the Land; or

c.	except as provided in Section 3.c, any Covenant relating to environmental protection of any kind or nature, including hazardous or toxic matters, conditions, or substances.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 18 Policy Number: 749381 Proforma

endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

By:
Authorized Countersignature

Form 50-10801 (7-1-14)	Page 18 of 25	ALTA 9.2-06 Covenants, Conditions and Restrictions Improved Land - Owner’s Policy (Rev. 4-2-12)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 19 Policy Number: 749381 Proforma

LOCATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured by reason of the failure of a vacant land known as 1022 Hennepin Avenue (as to Parcel A) and 41 - 10th Street North (as to Parcel B) both in Minneapolis, Minnesota, to be located on the Land at Date of Policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10054 (7-1-14)	Page 19 of 25	ALTA 22-06 Location (6-17-06)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 20 Policy Number: 749381 Proforma

COMMERCIAL ENVIRONMENTAL

PROTECTION LIEN ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

The Company insures against loss or damage sustained by the Insured by reason of an environmental protection lien that, at Date of Policy, is recorded in the Public Records or filed in the records of the clerk of the United States district court for the district in which the Land is located, unless the environmental protection lien is set forth as an exception in Schedule B.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

Date:

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10021 (7-1-14)	Page 20 of 25	ALTA 8.2-06 Commercial Environmental Protection Lien (10-16-08) CLTA 110.9.1-06 (10-16-08)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 21 Policy Number: 749381 Proforma

ENDORSEMENT AS TO PARCEL A

Attached to Policy No. NCS-749381-MPLS

Issued By

First American Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land described in Schedule A to be a single, contiguous parcel with no gaps, gores or overlaps.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

MN Contiguity Endorsement

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 22 Policy Number: 749381 Proforma

ENDORSEMENT AS TP PARCEL B

Attached to Policy No. NCS-749381-MPLS

Issued By

First American Title Insurance Company

The Company hereby insures the insured against loss or damage which the insured shall sustain by reason of the failure of the land described in Schedule A as Parcel B to be a single, contiguous parcel with no gaps, gores or overlaps.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

MN Contiguity Endorsement

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 23 Policy Number: 749381 Proforma

Nonimputation - Full Equity Transfer Endorsement

NM28

Attached to Policy No. 749381 Proforma

Issued by

First American Title Insurance Company

The Company agrees that it will not assert the provisions of Exclusions from Coverage 3(a), (b), or (e) to deny liability for loss or damage otherwise insured against under the terms of the policy solely by reason of the action or inaction or Knowledge, as of Date of Policy, of imputed to the Insured by operation of law, provided

acquired the Insured as a purchaser for value without Knowledge of the asserted defect, lien, encumbrance, adverse claim, or other matter insured against by the policy.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

American Land Title Association

Endorsement 15-06 (Nonimputation-Full Equity Transfer)

Adopted 6/17/06

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 24 Policy Number: 749381 Proforma

POLICY AUTHENTICATION ENDORSEMENT

Issued by

First American Title Insurance Company

Attached to Policy No.: 749381 Proforma

File No.: NCS-749381-MPLS

When the policy is issued by the Company with a policy number and Date of Policy, the Company will not deny liability under the policy or any endorsements issued with the policy solely on the grounds that the policy or endorsements were issued electronically or lack signatures in accordance with the Conditions.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

Date: Date of Policy

First American Title Insurance Company

Dennis J. Gilmore
President

Jeffrey S. Robinson
Secretary

Form 50-10899 (7-1-14)	Page 24 of 25	ALTA 39.0-06 Policy Authentication (4-2-13)

First American Title Insurance Company

Form No. 1402.06 ALTA Owner’s Policy (6-17-06)	Policy Page 25 Policy Number: 749381 Proforma

Privacy Information

We Are Committed to Safeguarding Customer Information

In order to better serve your needs now and in the future, we may ask you to provide us with certain information. We understand that you may be concerned about what we will do with such information - particularly any personal or financial information. We agree that you have a right to know how we will utilize the personal information you provide to us. Therefore, together with our subsidiaries we have adopted this Privacy Policy to govern the use and handling of your personal information.

Applicability

This Privacy Policy governs our use of the information that you provide to us. It does not govern the manner in which we may use information we have obtained from any other source, such as information obtained from a public record or from another person or entity. First American has also adopted broader guidelines that govern our use of personal information regardless of its source. First American calls these guidelines its Fair Information Values.

Types of Information

Depending upon which of our services you are utilizing, the types of nonpublic personal information that we may collect include:

•	Information we receive from you on applications, forms and in other communications to us, whether in writing, in person, by telephone or any other means;

•	Information about your transactions with us, our affiliated companies, or others; and

•	Information we receive from a consumer reporting agency.

Use of Information

We request information from you for our own legitimate business purposes and not for the benefit of any nonaffiliated party. Therefore, we will not release your information to nonaffiliated parties except: (1) as necessary for us to provide the product or service you have requested of us; or (2) as permitted by law. We may, however, store such information indefinitely, including the period after which any customer relationship has ceased. Such information may be used for any internal purpose, such as quality control efforts or customer analysis. We may also provide all of the types of nonpublic personal information listed above to one or more of our affiliated companies. Such affiliated companies include financial service providers, such as title insurers, property and casualty insurers, and trust and investment advisory companies, or companies involved in real estate services, such as appraisal companies, home warranty companies and escrow companies. Furthermore, we may also provide all the information we collect, as described above, to companies that perform marketing services on our behalf, on behalf of our affiliated companies or to other financial institutions with whom we or our affiliated companies have joint marketing agreements.

Former Customers

Even if you are no longer our customer, our Privacy Policy will continue to apply to you.

Confidentiality and Security

We will use our best efforts to ensure that no unauthorized parties have access to any of your information. We restrict access to nonpublic personal information about you to those individuals and entities who need to know that information to provide products or services to you. We will use our best efforts to train and oversee our employees and agents to ensure that your information will be handled responsibly and in accordance with this Privacy Policy and First American’s Fair Information Values. We currently maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information.

Information Obtained Through Our Web Site

First American Financial Corporation is sensitive to privacy issues on the Internet. We believe it is important you know how we treat the information about you we receive on the Internet.

In general, you can visit First American or its affiliates’ Web sites on the World Wide Web without telling us who you are or revealing any information about yourself. Our Web servers collect the domain names, not the e-mail addresses, of visitors. This information is aggregated to measure the number of visits, average time spent on the site, pages viewed and similar information. First American uses this information to measure the use of our site and to develop ideas to improve the content of our site.

There are times, however, when we may need information from you, such as your name and email address. When information is needed, we will use our best efforts to let you know at the time of collection how we will use the personal information. Usually, the personal information we collect is used only by us to respond to your inquiry, process an order or allow you to access specific account/profile information. If you choose to share any personal information with us, we will only use it in accordance with the policies outlined above.

Business Relationships

First American Financial Corporation’s site and its affiliates’ sites may contain links to other Web sites. While we try to link only to sites that share our high standards and respect for privacy, we are not responsible for the content or the privacy practices employed by other sites.

Cookies

Some of First American’s Web sites may make use of “cookie” technology to measure site activity and to customize information to your personal tastes. A cookie is an element of data that a Web site can send to your browser, which may then store the cookie on your hard drive.

FirstAm.com uses stored cookies. The goal of this technology is to better serve you when visiting our site, save you time when you are here and to provide you with a more meaningful and productive Web site experience.

Fair Information Values

Fairness We consider consumer expectations about their privacy in all our businesses. We only offer products and services that assure a favorable balance between consumer benefits and consumer privacy.

Public Record We believe that an open public record creates significant value for society, enhances consumer choice and creates consumer opportunity. We actively support an open public record and emphasize its importance and contribution to our economy.

Use We believe we should behave responsibly when we use information about a consumer in our business. We will obey the laws governing the collection, use and dissemination of data.

Accuracy We will take reasonable steps to help assure the accuracy of the data we collect, use and disseminate. Where possible, we will take reasonable steps to correct inaccurate information. When, as with the public record, we cannot correct inaccurate information, we will take all reasonable steps to assist consumers in identifying the source of the erroneous data so that the consumer can secure the required corrections.

Education We endeavor to educate the users of our products and services, our employees and others in our industry about the importance of consumer privacy. We will instruct our employees on our fair information values and on the responsible collection and use of data. We will encourage others in our industry to collect and use information in a responsible manner.

Security We will maintain appropriate facilities and systems to protect against unauthorized access to and corruption of the data we maintain.

Form 50-PRIVACY (9/1/10)	Page 1 of 1	Privacy Information (2001-2010 First American Financial Corporation)

First American Title Insurance Company

SCHEDULE 1

DUE DILIGENCE MATERIALS DELIVERED BY SELLER

1.	Corporate Information

a.	Entity Structure Chart. A current organizational chart relating to the equity ownership and structure of the Company, including members, subsidiaries (each, a “Company Subsidiary”) or other affiliates (including any entity in which the Company has owned a direct or indirect interest at any time).

b.	Organizational Materials. Copies of the Company’s and any Company Subsidiary’s organizational documents and governing agreements, including as applicable, the articles of formation and operating agreement, in each case as amended, supplemented or restated to date.

c.	Qualifications. A list of all jurisdictions in which the Company or any Company Subsidiary is qualified to do business or in which the Company or any Company Subsidiary owns or leases property or maintains an office, including copies of certificates of authority and good standing in jurisdictions where the Company and any Company Subsidiary is qualified to do business.

d.	Officers and Managers. A list of current managers and officers (or their equivalent) of the Company and any Company Subsidiary.

e.	Company Records. Copies of all minute books of the Company and any Company Subsidiary, including minutes and copies of resolutions of the Company’s and any Company Subsidiary’s members and managers, and membership records. Also, copies of all materials, presentations and “board books” distributed to the members or managers of the Company or any Company Subsidiary during the past three (3) years.

f.	Member Agreements. Copies of any member agreements, buy sell agreements, registration rights agreements, rights of first refusal and co sale agreements, voting agreements, voting trusts or other similar agreements relating to the outstanding member or other interests of the Company or any Company Subsidiary.

2.	Contracts and Agreements

a.	Material Contracts. Exhibit E.

b.	Permits and Licenses. Copies of all governmental permits, licenses, authorizations or approvals held by the Company or any Company Subsidiary, or its employees, or required for its business or ownership of property.

3.	Tax Matters

a.	Tax Returns. Copies of federal and state tax returns for the past three (3) years for the Company and Seller, if any.

b.	Audits/Inquiries. Any correspondence related to audits or inquiries of the Company or Seller by any taxing authority.

4.	Insurance Policies. Copies of all insurance policies and contracts maintained by the Company and any Company Subsidiary.

5.	Financial Information

a.	Financial Statements. Audited, if any, and unaudited financial statements for the Company and any Company Subsidiary for each of the last three (3) years, including (i) description of significant accounting policies and changes in these policies; (ii) a list of off balance sheet or contingent liabilities; and (iii) summary of unusual or non recurring items.

SCHEDULE 3.11

INSURANCE POLICIES

1.	Commercial General Liability – Citizens Insurance Company of America – Policy No. ZBX-A699904-00.

2.	Business Auto Policy – Allmerica Financial Benefits Insurance – Policy No. AWX-A699959-00.

3.	Commercial Follow Form Excess and Umbrella Policy – Hanover Insurance Company – Policy No. UHX-A699900-00.

4.	Commercial Property Coverage – Continental Casualty Company – Policy No. 6014867439.